EXHIBIT 3.2

EXECUTION COPY

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

ENSEMBLE ACQUISITION LLC

Dated as of November 22, 2005

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, dated as of November 22, 2005 (the “Agreement”), concerning Ensemble Acquisition LLC (“Acquisition”), a Delaware limited liability company, is entered into by and among the Members (as defined herein).

RECITALS

WHEREAS, Acquisition is a party to an Agreement and Plan of Merger, dated as of October 11, 2005 (the “Merger Agreement”), among the Company, Team Health Holdings, L.L.C. (“Holdings”), Team Health, Inc., Team Finance LLC, Team Health MergerSub, Inc. and Ensemble Parent LLC (“Parent”), pursuant to which, among other transactions, Acquisition will merge with and into Holdings, (the “Merger”) with Holdings surviving the merger (the “Surviving Company”) and becoming a Subsidiary (as defined herein) of Parent;

WHEREAS, this Agreement shall survive the Merger as the limited liability company agreement of the surviving company of the Merger (Acquisition and, from and after the consummation of the Merger, the Surviving Company are herein referred to as the “Company”);

WHEREAS, Parent has subscribed for and currently holds one (1) Class A membership interest of the Company (the “Class A Common Units”), and will acquire an additional 5,580,663.55197 Class A Common Units in connection with the Merger, all of which will remain outstanding as Class A Common Units of the Surviving Company;

WHEREAS, in connection with the Merger, 471,088 outstanding common units of Holdings held by certain Management Members (as defined herein) will be converted into 471,088 Class A Common Units of the Surviving Company;

WHEREAS, in connection with or following the Merger, certain Management Members will also purchase from the Surviving Company an additional 51,475.60812 Class A Common Units;

WHEREAS, in connection with or following the Merger, certain Management Members will also be granted by the Surviving Company Class B membership interests of the Company (the “Class B Common Units”) and Class C membership interests of the Company (the “Class C Common Units”; collectively with the Class B Common Units, the “Equity Incentive Units”) (the Equity Incentive Units and the Class A Common Units are herein collectively referred to as the “Units”); and

WHEREAS, the current Members desire to continue the Company as a limited liability company under the Act and to amend and restate the Original LLC Agreement in its entirety;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties to this Agreement hereby agree as follows:

ARTICLE I

ORGANIZATION

Section 1.1. Certificate. The Certificate has been prepared, executed and filed by an authorized person within the meaning of the Act, in the Office of the Secretary of State of the State of Delaware. The rights and obligations of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

Section 1.2. Name. In accordance with, and subject to the provisions of this Agreement, the name of the Company shall be “Ensemble Acquisition LLC”. Effective as of the Closing (as defined in the Merger Agreement) of the Merger (such date, the “Effective Date”), the name of the Company shall be the name of the surviving company of the Merger, “Team Health Holdings, L.L.C.”. The Company may conduct business under that name or any other name hereafter approved by the Board. Each Officer is considered an authorized person within the meaning of the Act who may execute, deliver, and file any amendment and/or restatement of the Certificate as necessary to change the name of the Company consistent with the provisions of this Section 1.2.

Section 1.3. Term. The term of the Company commenced as of the date of the filing of the Certificate. The term of the Company shall continue until the Company is dissolved in accordance with the provisions of Article XI hereof. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate as provided in the Act.

Section 1.4. Office and Agent. The principal place of business of the Company shall be such place or places as the Board may determine from time to time. The registered agent and office in the State of Delaware shall be c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801 or as hereafter determined by the Board in accordance with the Act.

Section 1.5. Qualification in Other Jurisdictions. The Officers shall cause the Company to be qualified or registered under foreign entity or assumed or fictitious name statutes or similar Laws in any jurisdiction in which the Company owns property or transacts business to the extent such qualification or registration is necessary or advisable in order to protect the limited liability of the Members or to permit the Company lawfully to own property or transact business. In connection with the foregoing, any Officer, acting alone, shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

Section 1.6. No State Law Partnership. The Members intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member by virtue of this Agreement and neither this Agreement nor any other document entered into by the Company or any Member relating to the subject matter hereof shall be construed to suggest otherwise.

ARTICLE II

CAPITAL CONTRIBUTIONS

Section 2.1. Authorization and Issuance of Units.

(a) The Units which the Company has authority to issue consist of 10,000,000 Class A Common Units, 400,000 Class B Common Units and 600,000 Class C Common Units. Unless otherwise determined by the Board, Units issued hereunder shall not be certificated.

(b) Each Member has made to the Company a Capital Contribution in the amount listed on Schedule A. In exchange for their respective Capital Contributions, the Members received the number and classes of Units set forth opposite such Member’s name on Schedule A. The Officers shall amend and revise Schedule A from time to time to properly reflect any changes to the information included therein, including to reflect the admission or withdrawal of Members. Any amendment or revision to Schedule A hereto or to the Company’s records to reflect information regarding Members shall not be deemed an amendment to this Agreement

Section 2.2. Additional Capital Contributions. No Member shall be obligated to make any additional Capital Contribution. No Member shall be permitted to make any additional Capital Contribution without the approval of the Board.

Section 2.3. Additional Members. By approval of the Board of Representatives of the Company (the “Board”) in accordance with Section 3.3 and subject to Section 6.2, the Company is authorized to issue additional Membership Interests, Units or other economic interests in the Company (“Additional Interests”) to any Person in such amounts and on such terms as the Board may determine. Each Person who subscribes for any of the Additional Interests shall, by approval of the Board, pursuant to Section 3.3, be admitted as a Member of the Company at the time such Person (i) executes this Agreement or a counterpart of this Agreement or (ii) is named as a Member in a written agreement with the Company to such effect or in the permanent records of the Company, effective as of the earlier of such times. For the avoidance of doubt, the individuals identified in the Merger Agreement as receiving Exchange Units in the Merger shall automatically be deemed as of the Closing to be Management Members under this Agreement for all purposes, holding such number of Class A Common Units as is set forth opposite such Member’s name on the attached Annex A beside the heading “Exchange Units”, regardless of whether a written agreement regarding membership in the Company is executed by such Management Member.

Section 2.4. No Withdrawal. No Person shall be entitled to withdraw any part of such Person’s Capital Contribution to receive any distribution from the Company, except as expressly provided herein.

Section 2.5. Loans from Members. Loans by Members to the Company shall not be considered Capital Contributions. The amount of any such loans shall be a debt of the Company to such Member and shall be payable or collectible in accordance with the terms and conditions upon which such loans are made.

Section 2.6. No Cessation of Membership Upon Bankruptcy, etc. A Person shall not cease to be a Member of the Company upon the happening, with respect to such Person, of any of the events specified in §18-304 of the Act. Upon the occurrence of any event specified in §18-304 of the Act, the business of the Company shall be continued pursuant to the terms hereof without dissolution.

ARTICLE III

GENERAL GOVERNANCE AND MANAGEMENT

Section 3.1. Purposes and Powers. The purpose of the Company is to engage in any lawful act or activity for which limited liability companies may be organized under the Act. The Company shall have the power and authority to take any and all actions necessary, appropriate, desirable, advisable, incidental or convenient to, or for the furtherance of, the purpose set forth in this Section 3.1, directly or indirectly through other Persons, alone or with others. Except as specifically provided otherwise in this Agreement, the management and control of the business and affairs of the Company shall to the maximum extent permitted under applicable Law be vested exclusively in the Board, which shall possess all rights and powers of managers as provided in the Act and otherwise by Law. Without limiting the generality of the foregoing, the Board, acting by majority consent, shall have sole discretion in determining whether to: (i) issue (A) Membership Interests in the Company, (B) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into equity interests in the Company and (C) warrants, options or other rights to purchase or otherwise acquire membership interests in the Company (the securities described in clauses (A) through (C), “Equity Securities”), the number of Equity Securities to be issued at any particular time, the value of the capital contribution or purchase price of any Equity Securities issued, and all other terms and conditions governing the issuance of Equity Securities; (ii) enter into, approve, and consummate any merger, consolidation, sale of all or any part of its assets, corporate conversion or other extraordinary transaction, and execute and deliver on behalf of the Company or its member any agreement, document and instrument in connection therewith (including amendments, if any, to this Agreement or adoptions of new constituent documents); (iii) amend this Agreement; and (iv) redeem or otherwise repurchase from time to time all or any portion of the Units held by one or more Members, in each case without the approval or consent of any Member of the Company. Except as otherwise expressly provided for herein, the Members hereby consent to the exercise by the Board of all such powers and rights conferred on them by the Act or otherwise by Law with respect to the management and control of the Company. No power delegated to the Board hereunder shall, merely because its exercise is authorized hereunder, be deemed to satisfy the duty of the Board to act in good faith. No Member and no Representative, in its capacity as such, shall have any power to act for, sign for, or do any act that would bind the Company.

Section 3.2. Board of Representatives.

(a) Board. The Board shall consist of three, and, as of the Effective Time (as defined in the Merger Agreement) of the Merger, four representatives (the “Representatives”) elected by the affirmative vote of Members holding a majority of the outstanding Class A Common Units. The size and composition of the Board may be adjusted by the affirmative vote of Members holding a majority of the outstanding Class A Common Units. The Board shall initially consist of the following four Representatives heretofore appointed pursuant to the requisite approval of the holders of a majority of the outstanding Class A Common Units:

Neil Simpkins

Benjamin Jenkins

Michael Dal Bello

H. Lynn Massingale

provided that Dr. Massingale’s appointment as a Representative will only be effective from and as of the Effective Time of the Merger.

(b) Chairman and Lead Representative. A Chairman of the Board (the “Chairman”) and a Lead Representative (the “Lead Representative”) may, from time to time, be appointed by the Representatives from among themselves or any other member of the Board. The initial Chairman of the Board, from and after the Effective Time of the Merger, shall be H. Lynn Massingale. The Lead Representative of the initial Board shall be Neil Simpkins. The Chairman, if appointed, shall preside over meetings of the Board and shall otherwise have no greater authority than any other Representative. In the absence of the Chairman, the Lead Representative shall preside at all meetings of the Board. The Lead Representative, if appointed, shall have duties customarily performed by a “lead director” or “presiding director” and shall otherwise have no greater authority than any other Representative.

(c) Voting. Each Representative, including the Chairman and the Lead Representative, shall have a single vote. Except as otherwise required by Law, the affirmative vote of a majority of the Representatives in attendance at any meeting at which a quorum is present in accordance with Section 3.3(c) shall be required to authorize any action. Any vote, consent or other action of the Board may be undertaken by majority written consent (in lieu of meeting) of the Representatives, in each case who have been appointed and who are then in office.

(d) Proxies. Any Representative may vote at a meeting of the Board or any committee thereof either in person or by proxy executed in writing by such Representative. A telegram, telex, cablegram or similar transmission by the Representative, or a facsimile or similar reproduction of a writing executed by the Representative shall (if stated thereon) be treated as a proxy executed in writing for purposes of this Section 3.2(d). Proxies for use at any meeting of the Board or any committee thereof or in connection with the taking of any action by written consent shall be filed with the Board, before or at the time of the meeting or execution of the written consent, as the case may be. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

(e) Removal; Replacement. Any Representative may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Board. The acceptance by the Board of a resignation of any Representative shall not be necessary to make such resignation effective, unless otherwise specified in such resignation. Any Representative may be removed (with or without cause) from time to time and at any time by a vote of Members holding a majority of the outstanding Class A Common Units. Any vacancy on the Board in respect of a Representative may be filled by a vote of Members holding a majority of the outstanding Class A Common Units.

Section 3.3. Meetings of the Board.

(a) Meetings. The Board shall meet at least quarterly, at such time and at such place as the Board may designate. Special meetings of the Board shall be held at the request of the Chairman or the Lead Representative upon at least five days (if the meeting is to be held in person) or three days (if the meeting is to be held telephonically) written notice to all of the Representatives, or upon such shorter notice as may be approved by all of the Representatives; provided that if the nature of the action to be taken is such that time is of the essence with respect to such action, such meeting may be held without such three days’ notice if at least one business day’s written notice has been given and (i) a good faith effort has been made to notify and consult with each of the Representatives entitled to vote on such action and (ii) a quorum exists for the taking of such action. Any Representative may waive the requirement of such notice as to itself, before, at or after the meeting. Any notice given pursuant to this Section 3.3(a) via electronic transmission (including e-mail if receipt of email is confirmed by recipient via email or otherwise) shall be deemed to have been given in writing.

(b) Conduct of Meetings. Any meeting of the Board may be held in person, telephonically or through other communications equipment by means of which all participating members of the Board can simultaneously hear each other during the meeting.

(c) Quorum. A majority of the Representatives who have been appointed pursuant to the provisions of this Agreement and who are then in office shall be necessary to constitute a quorum of the Board for purposes of conducting business.

(d) Consent in Lieu of Meeting. Any vote, consent or other action of the Board may be undertaken by majority written consent (in lieu of meeting) of the Representatives, in each case who has been appointed and who is then in office.

Section 3.4. Payments to Representatives; Reimbursements. All Representatives will be entitled to reimbursement of their reasonable out-of-pocket expenses incurred in connection with their attendance at Board meetings and such reasonable and customary fees as may be authorized by the Board.

Section 3.5. Board Committees. The Board may organize an Audit Committee, a Compensation Committee and such other committees of the Board as it deems reasonably necessary to effectively govern the Company. Except as may be required by applicable Law or any exchange or over the counter market on which the securities of the Company are listed or quoted, Parent shall have majority representation on all committees of the Board.

Section 3.6. Member Action. Except as otherwise provided herein or in the Act, only the holders of Class A Common Units will be entitled to vote on any matters requiring a vote, consent or other action of the Members. Any action shall be authorized if the affirmative vote of the holders of a majority of the Class A Common Units present at a meeting at which a quorum is present shall be obtained. Any action which may be taken by the Members under this

Agreement shall be authorized if consents in writing setting forth the action so taken are signed by Members who hold a majority of the Class A Common Units then outstanding. All Members who do not participate in taking the action by written consent shall be given written notice thereof by the secretary of the Company after such action has been taken. The presence in person or by proxy of the holders of a majority of the outstanding Class A Common Units shall be necessary to constitute a quorum for action by the Members. Whenever the giving of any notice to Members is required by Law or this Agreement, a waiver thereof, in writing and delivered to the Company signed by the Person or Persons entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance of a Member at a meeting or execution of a written consent to any action shall constitute a waiver of notice of such meeting or action.

Section 3.7. Officers.

(a) Designation and Appointment. The Board may, from time to time, employ and retain Persons as may be necessary or appropriate for the conduct of the Company’s business (subject to the supervision and control of the Board), including employees, agents and other Persons (any of whom may be a Member or Representative) who may be designated as Officers of the Company, with titles including but not limited to “chief executive officer,” “president,” “vice chairman,” vice president,” “treasurer,” “secretary,” “general counsel,” “director,” “chief financial officer” and “chief operating officer” as and to the extent authorized by the Board. Any number of offices may be held by the same Person. In the Board’s discretion, the Board may choose not to fill any office for any period as it may deem advisable. Officers need not be residents of the State of Delaware or Members. Any Officers so designated shall have such authority and perform such duties as the Board may, from time to time, delegate to them. The Board may assign titles to particular Officers. Each Officer shall hold office until his successor shall be duly designated and shall have qualified as an Officer or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. The salaries or other compensation, if any, of the Officers of the Company shall be fixed from time to time by the Board.

(b) Resignation and Removal. Any Officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Board. The acceptance by the Board of a resignation of any Officer shall not be necessary to make such resignation effective, unless otherwise specified in such resignation. Subject to the terms of any written employment agreement to the contrary, any Officer may be removed as such, either with or without cause, at any time by the Board. Designation of any Person as an Officer by the Board shall not in and of itself vest in such Person any contractual or employment rights with respect to the Company.

(c) Duties of Officers Generally. The Officers, in the performance of their duties as such, shall: (i) owe to the Company and the Members duties of loyalty and due care of the type owed by the officers of a corporation to such corporation and its stockholders under the Laws of the State of Delaware; (ii) keep the Board reasonably apprised of material developments in the business of the Company; and (iii) present to the Board, at least annually, a review of the Company’s performance, an operating budget for the Company, and a capital budget for the Company.

(d) Chief Executive Officer. Subject to the powers of the Board, the chief executive officer of the Company shall be in general and active charge of the entire business and affairs of the Company, and shall be its chief policy making Officer.

(e) Vice Chairman. The Vice Chairman, or if there be more than one, then each of them, shall, subject to the powers of the Board and the chief executive officer of the Company, participate in the supervision of the business and affairs of the Company, and shall have such other powers and perform such other duties as may be prescribed by the chief executive officer or by the Board. A Vice Chairman need not be a member of the Board.

(f) President. The president of the Company shall, subject to the powers of the Board and the chief executive officer of the Company, have general and active management of the business of the Company, and shall see that all orders and resolutions of the Board are effectuated. The president of the Company shall have such other powers and perform such other duties as may be prescribed by the chief executive officer of the Company or by the Board.

(g) Chief Financial Officer. The chief financial officer of the Company shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of the Company’s assets, liabilities, receipts, disbursements, gains, losses, capital and Units. The chief financial officer of the Company shall have custody of the funds and securities of the Company, keep full and accurate accounts of receipts and disbursements in books belonging to the Company, and deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by such officer. The chief financial officer of the Company shall have such other powers and perform such other duties as may from time to time be prescribed by the chief executive officer of the Company or by the Board.

(h) Vice President(s). The vice president(s) of the Company shall perform such duties and have such other powers as the chief executive officer of the Company or the Board may from time to time prescribe. A vice president may be designated as an Executive Vice President, a Senior Vice President, an Assistant Vice President, or a vice president with a functional title.

(i) Secretary. The secretary of the Company shall, if requested by the Board, attend meetings of the Board, record all the proceedings of the meetings and perform similar duties for the committees of the Board when required. The secretary of the Company shall keep all documents as may be required under the Act. The secretary shall perform such other duties and have such other authority as may be prescribed elsewhere in this Agreement or from time to time by the chief executive officer of the Company or the Board. The secretary of the Company shall have the general duties, powers and responsibilities of a secretary of a Corporation. If the Board chooses to appoint an assistant secretary or assistant secretaries, the assistant secretaries, in the order of seniority, shall in the Company secretary’s absence, disability or inability to act, perform the duties and exercise the powers of the secretary of the Company, and shall perform such other duties as the chief executive officer of the Company or the Board may from time to time prescribe.

(j) Treasurer. The treasurer of the Company shall receive, keep, and disburse, or cause to be received, kept or disbursed, all moneys belonging to or coming to the Company. The treasurer of the Company shall prepare, or cause to be prepared, detailed reports and records of all expenses, losses, gains, assets, and liabilities of the Company as directed by the chief financial officer of the Company and shall perform such other duties in connection with the administration of the financial affairs of the Company as may from time to time be prescribed by the chief financial officer or the chief executive officer of the Company or by the Board.

Section 3.8. Fiduciary Duties.

(a) General. Notwithstanding anything to the contrary in this Agreement or at Law or in equity, including but not limited to the Act, each Member agrees that any fiduciary duty imposed under Delaware Law (including the duty of loyalty and the duty of care) on Parent and the Representatives shall be defined, limited and eliminated as provided in this Section 3.8. For the avoidance of doubt, this Section 3.8 is not intended to create any duties on the part of any Member but shall also not be deemed to limit any duties which are otherwise imposed on such Member under Delaware Law or which are created pursuant to an express agreement with such Member.

(b) Certain Potential Conflicts. Each Member acknowledges that:

(i) Parent and its Affiliates may engage in material business transactions with the Company or its Subsidiaries; and

(ii) the directors, officers, and/or employees of Parent and its Affiliates may serve as directors, officers and/or employees of the Company or its Subsidiaries.

(c) Limitation of Liability. To the fullest extent permitted by Law, none of Parent or its Affiliates or any director, officer or employee of Parent or its Affiliates who may serve as an officer, director and/or employee of the Company or its Subsidiaries shall be liable to the Company or its Subsidiaries:

(i) by reason of any business decision or transaction undertaken by Parent or its Affiliates which may be adverse to the interests of the Company or its Subsidiaries;

(ii) by reason of any activity undertaken by Parent or its Affiliates or by any other Person in which Parent or its Affiliates may have an investment or other financial interest which is in competition with the Company or its Subsidiaries; or

(iii) by reason of any transaction of the Company or its Subsidiaries with Parent or its Affiliates, or any transaction of the Company or its Subsidiaries in which Parent or its Affiliates shall have a financial interest, unless the party seeking to assert such liability shall prove, by clear and convincing evidence, that such transaction was not fair to the Company or its Subsidiaries at the time it was authorized by the Board or a committee thereof.

Section 3.9. Lack of Authority. No Member in its capacity as such has the authority or power to act for or on behalf of the Company in any manner, to do any act that would be (or could be construed as) binding on the Company or to make any expenditures on behalf of the Company, unless such specific authority has been expressly granted to such Member by the Board, and the Members hereby consent to the exercise by the Board and the Representatives of the powers conferred on them by Law and this Agreement.

Section 3.10. Withdrawal and Resignation of Members.

(a) No Member shall have the power or right to withdraw or otherwise resign as a Member from the Company prior to the dissolution of the Company pursuant to Article XI except as otherwise expressly permitted by this Agreement or any of the other agreements contemplated hereby. Upon a Transfer of all of a Member’s Units in a Transfer in accordance with the terms of this Agreement and any other agreement to which such Member is a party, such transferring Member shall cease to be a Member.

(b) Notwithstanding that a payment on account of a withdrawal may be made after the effective time of such withdrawal, any completely withdrawing Member will not be considered a Member for any purpose after the effective time of such complete withdrawal.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1. Units Unregistered. Each Member shall, upon admission as a Member, be deemed to hereby represent and warrant to, and agree with, the Company and the other Members that the following statements are true:

(a) Such Member is fully aware that the offering and sale of Units in the Company have not been and will not be registered under the Securities Act and are being made in reliance upon federal and state exemptions for transactions not involving a public offering and that the Member may not sell or otherwise transfer Units unless the Units are subsequently registered under the Securities Act and registered or qualified under applicable state securities laws, or unless an exemption is available that permits the sale or transfer without such registration and qualification.

(b) Such Member’s Units in the Company are being acquired for its own account solely for investment and not with a view to resale or distribution thereof.

(c) (i) Such Member’s financial condition is such that such Member can afford to bear the economic risk of holding its Units for an indefinite period of time; (ii) such Member can afford to suffer a complete loss of such Member’s investment in its Units; (iii) such Member understands and has taken cognizance of all risk factors related to the purchase of its Units; and (iv) such Member’s knowledge and experience in financial and business matters are such that such Member is capable of evaluating the merits and risks of purchasing its Units.

(d) Such Member has been given the opportunity to: (i) ask questions of, and receive answers from, the Company concerning the terms and conditions of the offering and sale of Units and other matters pertaining to an investment in the Company; and (ii) obtain any additional information which the Company can acquire without unreasonable effort or expense that is necessary to evaluate the merits and risks of an investment in the Company. In considering its investment in the Company, such Member has not relied upon any representations made by, or other information (whether oral or written) furnished by or on behalf of, the Company or any Representative, officer, employee, agent or Affiliate of such Persons, other than as set forth in this Agreement or any other Offering Document. Such Member has carefully considered and has, to the extent it believes such discussion necessary, discussed with legal, tax, accounting and financial advisers the suitability of an investment in the Company in light of its particular tax and financial situation, and has determined that an investment in the Company is a suitable investment for it.

(e) It is not a participant-directed defined contribution plan (such as a 401(k) plan).

(f) Such Member is not an ERISA Member (including an Individual Retirement Account) or, if it has disclosed to the Company in writing that it is an ERISA Member, then: (i) it has been informed of and understands the investment objectives and policies of, and the investment strategies that may be pursued by, the Company; (ii) it is aware of the provisions of Section 404 of ERISA relating to fiduciary duties, including the requirement for diversifying the investments of an employee benefit plan subject to ERISA; (iii) it has given appropriate consideration to the facts and circumstances relevant to the investment by such ERISA Member in the Company and has determined that such investment is reasonably designed, as part of such ERISA Member’s portfolio of investments, to further the purposes of the relevant plan(s); (iv) its investment in the Company is consistent with the requirements of Section 404 of ERISA; (v) it understands that current income will not be a primary objective of the Company; (vi) its investment in the Company is not a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code; (vii) its investment in the Company is permissible under the documents governing the investment of its plan assets and under ERISA and the Code; and (viii) it is not relying and has not relied on the Company, any Representative, any Member or any of their Affiliates for any evaluation or other investment advice in respect of the advisability of an investment in the Company in light of the plan’s assets, cash needs, investment policies or strategy, overall portfolio composition or plan for diversification of assets.

(g) Such Member, if it is not an individual, is duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of organization or formation and the execution, delivery and performance by it of this Agreement is within its powers, has been duly authorized by all necessary corporate or other action on its behalf, requires no action by or in respect of, or filing with, any governmental body, agency or official, and does not and will not contravene, or constitute a default under, any provision of applicable law or regulation or of its certificate of incorporation or other comparable organizational documents or any agreement, judgment, injunction, order, decree or other instrument to which such Member is a party or by which such Member or any of its properties is bound. This Agreement constitutes a valid and binding agreement of such Member, enforceable against such Member in accordance with its terms.

(h) If such Member is an individual, the execution, delivery and performance by such Member of this Agreement is within such Member’s legal right, power and capacity, requires no action by or in respect of, or filing with, any governmental body, agency, or official, and does not and will not contravene, or constitute a default under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or other instrument to which such Member is a party or by which such Member or any of his or her properties is bound. This Agreement constitutes a valid and binding agreement of such Member, enforceable against such Member in accordance with its terms.

(i) The Company has advised such Member that the Units may be subject to restrictions on Transfer as set forth in this Agreement and that a restrictive legend in the form set forth in Section 5.4 shall be placed on the Unit Certificates.

(j) The foregoing representations, warranties and agreements shall survive the date of the Member’s admission to the Company.

(k) If any Units are to be disposed of in accordance with Rule 144 under the Securities Act or otherwise, such Member will promptly notify the Company of such intended disposition and will deliver to the Company at or prior to the time of such disposition such documentation as the Company may reasonably request in connection with such sale and, in the case of a disposition pursuant to Rule 144, will deliver to the Company an executed copy of any notice on Form 144 required to be filed with the SEC, if any.

Section 4.2. Additional Representations of the Management Members. Each Management Member shall, upon admission as a Member, be deemed to hereby represent and warrant to, and agree with, the Company and the other Members that the following statements are true:

(a) Such Management Member has been advised by the Company that a notation shall be made in the appropriate records of the Company indicating that the Units are subject to restrictions on transfer and, if the Company should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions may be issued to such transfer agent with respect to the Units.

(b) Such Management Member acknowledges that the terms of this Agreement provide that if the Management Member ceases to provide services to the Company and its Affiliates, the Company and its Affiliates may have the right to repurchase some of such Member’s Units, to the extent they are not forfeited, at a price which may be less than the Fair Market Value thereof.

(c) Such Management Member has been furnished with and has carefully read copies of the Offering Documents. Such Management Member is as of the date of admission as a Member an employee of the Company or one of its subsidiaries and in such capacity has acquired an understanding of the Company and its business.

(d) If such Management Member is resident in a community property state, such Management Member’s spouse, if any, has duly executed or will duly execute the Consent of Spouse attached hereto as Exhibit A, and such Consent of Spouse was delivered as of the date of this Agreement, or, if later, the date such party became a party. Such Consent of Spouse was duly authorized, executed and delivered by such spouse and effectively binds such spouse to the terms set forth therein.

Section 4.3. Company’s Right to Waive. Notwithstanding anything contained herein to the contrary, the Company in its sole discretion may waive the obligation of a Member to make any particular representation contained in this Article IV or may require that a Member make a separate representation in lieu of any particular representation.

ARTICLE V

TRANSFERS

Section 5.1. Transferee Agrees to Be Bound.

(a) No Transfer of Units by a Management Member shall be effective unless the Transferee: (A) agrees to be bound by the terms and conditions of, and agrees to make the representations, warranties and agreements set forth in, this Agreement as a Management Member, and agrees to be bound by any related agreements to which the Transferor of such Transferee previously agreed to be bound; and (B) executes a counterpart to this Agreement and such other documents or instruments as the Board may determine are necessary or appropriate to effect such Transferee’s admission as a Management Member (including such opinions, instruments and other documents evidencing compliance with applicable exemptions from the registration and reporting requirements of the Securities Act, the Exchange Act, applicable state securities Laws and the Investment Company Act of 1940, as amended); provided that this Section 5.1(a) shall not apply (i) from and after the six-month anniversary of a Qualified IPO, to Transfers of Units made in compliance with the requirements of Rule 144 of the Securities Act, (ii) to Transfers of Registrable Securities pursuant to Article VIII, or (iii) to Transfers of Units pursuant to Section 6.1. For the avoidance of doubt, no such Transfer shall be permitted without the prior written consent of the Board if it would require the Company to register the Units under the Securities Act, the Exchange Act, applicable state securities Laws or the Investment Company Act of 1940, as amended.

(b) No holder of Units shall grant any proxy or become party to any voting trust or other agreement that is inconsistent with, conflicts with or violates any provision of this Agreement.

(c) Equity Incentive Units shall be subject to such additional restrictions on Transfer as are set forth in the applicable Award Agreement.

Section 5.2. Void Transfers. Any Transfer or attempted Transfer of any Units in violation of any provision of this Agreement shall be null and void, and the Company shall not record such Transfer on its books or, to the fullest extent permitted by Law, treat any purported Transferee of such Transferee as the owner thereof for any purpose.

Section 5.3. Successors and Substitute Members. Upon the bankruptcy, termination, liquidation or dissolution of a Member which is a partnership, trust, corporation, limited liability company or other entity or the bankruptcy, death or incapacity of a Member who is an individual, the estate or successor in interest of such Member shall thereupon succeed only to the rights of such Member to receive distributions hereunder (but not the other rights hereunder) and may become a substitute Member only upon the approval of the Board.

Section 5.4. Certificates; Legend.

(a) In the event the Units are certificated, each Unit shall be evidenced by a certificate (a “Unit Certificate”) in substantially the form of Exhibit B attached hereto. Each Unit Certificate shall be stamped or otherwise imprinted with a legend in substantially the following form, or such similar legend as may be specified in any other agreement with the Company:

“THE LIMITED LIABILITY COMPANY UNITS REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE LIMITED LIABILITY COMPANY UNITS ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE LIMITED LIABILITY COMPANY UNITS MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE LIMITED LIABILITY COMPANY UNITS REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO CERTAIN TRANSFER AND OTHER RESTRICTIONS SET FORTH IN THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, DATED AS OF NOVEMBER 22, 2005 AND OTHER AGREEMENTS AMONG THE ISSUER OF THESE LIMITED LIABILITY COMPANY UNITS AND CERTAIN OF ITS MEMBERS, AS THEY MAY BE AMENDED FROM TIME TO TIME, AND, AMONG OTHER THINGS, MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH SUCH TRANSFER RESTRICTIONS. COPIES OF SUCH AGREEMENTS ARE ON FILE WITH THE SECRETARY OF THE ISSUER AND ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF THE AFORESAID AGREEMENTS.”

(b) The Company shall maintain all records for the exchange and registration of Units, including all forms of transfer for Units, and shall:

(i) keep at its principal place of business a register (the “Register”) in such form as it may determine, in which, subject to such reasonable regulations as it may prescribe, it shall provide for the registration of Unit Certificates and of Transfers thereof;

(ii) ensure that all requests for Transfers of Units in compliance with this Agreement are appropriately recorded and accompanied by a written instrument of Transfer; and

(iii) ensure that the original issue date of each Unit is appropriately recorded.

(c) Notwithstanding anything contained herein to the contrary, the Company shall not be required to ascertain whether any transfer or exchange of Units complies with the registration provisions or exemptions from the Securities Act, the Exchange Act, applicable state securities Laws or the Investment Company Act of 1940, as amended.

(d) Prior to due presentment of a Unit for registration or Transfer, the Company, or any agent, manager or Officer of the Company, may treat the Person in whose name such Unit is registered as the owner of the Unit for the purpose of receiving distributions pursuant to this Agreement and for all other purposes whatsoever, and the Company shall not be affected by notice to the contrary.

(e) In the event Units are certificated, if (i) any mutilated Unit Certificate is surrendered to the Company, or (ii) the Company receives evidence to its satisfaction of the destruction, loss or theft of any Unit Certificate, together with indemnity or security sufficient to hold it harmless, the Company shall execute, and upon its written request the Company shall authenticate and deliver, in exchange for any such mutilated Unit Certificate or in lieu of any such destroyed, lost or stolen Unit Certificate, a new Unit Certificate of like tenor and principal amount, bearing a number not contemporaneously outstanding. Upon the issuance of any new Unit Certificate under this Section 5.4(e), the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses in connection therewith. The provisions of this Section 5.4(e) are exclusive and shall preclude (to the extent permissible under applicable Law) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Unit Certificates.

Section 5.5. Right of First Refusal.

(a) Until the six-month anniversary of a Qualified IPO (the “ROFR Period”), the Company and the holders of Units shall have a right of first refusal with respect to any proposed Transfer of Units by any Management Members (each a “Transferring Member”), and any Transferring Member must first comply with the provisions of this Section 5.5.

(b) At any time a Transferring Member proposes to make a bona fide Transfer of Units during the ROFR Period (other than Transfers of Registrable Securities pursuant to Article VIII), and such Transferring Member has received a bona fide arm’s length commitment (the “Offer”) pursuant to a definitive purchase agreement executed by the prospective purchaser (subject to only customary conditions and not including any financing condition) to purchase all or any portion of its Units (the “Offered Units”) for an all cash purchase price (subject to no post-Transfer adjustments) from an identified Person (the “Offeror”) with readily available financing which the Transferring Member wishes to accept, such Transferring Member shall deliver all written agreements relating to such Offer to the Company and all other holders of Units (the “Offerees”) and shall notify the Company and the Offerees in writing of its wish to accept the Offer (the “Offering Notice”).

(c) Offering Notice. The Offering Notice shall contain an irrevocable offer to sell the Offered Units to the Company, and, if the Company does not elect to accept such Offer by the end of the Company Option Period referred to below, to the Offerees (pro rata in accordance with the number of Units held by each) at a cash price equal to the price contained in, and otherwise on the same terms and conditions of, the Offer and shall be accompanied by a copy of all written agreements relating to such Offer (and identifying the Offeror), including a copy of the definitive fully-executed purchase agreement and satisfactory evidence of the ready availability of financing.

(d) Company and Offeree Options; Exercise.

(i) For a period of 60 days after the date upon which the Company shall have received the Offering Notice (the “Company Option Period”), the Company shall have the right to elect to purchase all (but not less than all) of the Offered Units at the same cash price and on the same terms and conditions as the Offer. If the Company does not elect to purchase all of the Offered Units by the end of the Company Option Period, then, for a period of 60 days after the earlier of (x) date upon which the Company elects not to purchase all the Offered Units pursuant to the preceding sentence and (y) the expiration of the Company Option Period (the “Offeree Option Period”), each Offeree shall have the right to elect to purchase its pro rata portion (and each Offeree may offer to purchase more than such pro rata portion in the event that other Offerees do not elect to purchase their pro rata portion) of the Offered Units at the same cash price and on the same terms and conditions as the Offer, provided that such elections shall not be effective unless such Offerees, in the aggregate, have elected to purchase all (but not less than all) of the Offered Units. In the event that Offerees, in the aggregate, offer to purchase more than the number of Offered Units, the Offered Units shall be allocated amongst the electing Offerees based on the number of Units then held by each such Offeree.

(ii) The right of the Company to purchase the Offered Units under Section 5.5(d)(i) shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the Company Option Period, to the Transferring Member. The failure of the Company to deliver such a notice to the Transferring Member within the Company Option Period shall be deemed to be a waiver of the Company’s rights under Section 5.5(d)(i). The right of the Offerees to purchase the Offered Units under Section 5.5(d)(i) shall be exercisable by the Offerees by delivering written notices of the exercise thereof with respect to all of the Offered Units, prior to the expiration of the Offeree Option Period, to the Transferring Member. The failure of the Offerees to deliver the requisite notices to the Transferring Member within the Offeree Option Period shall be deemed to be a waiver of the Offerees’ rights under Section 5.5(d)(i).

(e) Closing. The closing of the purchase of Offered Units subscribed for by the Company or the Offerees under Section 5.5(d) shall be held at the executive office of the Company at 11:00 a.m., local time, no later than (x) 60 days after either the Company’s or the Offerees’ election (as applicable) to purchase all the Offered Units pursuant to Section 5.5(d) is delivered to the Transferring Member, or at such other time and place as the parties to the transaction may agree; provided that if such sale is subject to any prior regulatory approval, then such 60-day period shall be extended until the expiration of ten days after all such approvals shall have been received, but in no event shall such period be extended for more than an additional 60 days without the consent of the Transferring Member. At such closing, the Transferring Member shall take all steps necessary to record the Transfer of, or deliver certificates representing, the Offered Units, duly endorsed for transfer and accompanied by all requisite transfer taxes, if any, and such Offered Units shall be free and clear of any liens, and the Transferring Member shall so represent and warrant, and shall further represent and warrant that it is the sole beneficial and record owner of such Offered Units with the full right, power and authority to convey the Offered Units to the Company or the Offerees (as applicable). The Company or each of the electing Offerees (as applicable) shall deliver at the closing payment in full in immediately available funds for the Offered Units purchased by it. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise reasonably necessary or appropriate.

(f) Sale to the Offeror. If neither the Company nor the Offerees elect to purchase all of the Offered Units under Section 5.5(d), or if either the Company or the requisite Offerees do so elect but the regulatory approvals necessary to consummate such purchase are not obtained within the time periods referred to in Section 5.5(e), then in either such case the Transferring Member may sell all (but not less than all) of the Offered Units to the Offeror on terms and conditions no less favorable to the Transferring Member than those set forth in the definitive purchase agreement; provided, however, that such sale is bona fide; and provided, further, that such sale shall not be consummated unless and until (A) such Offeror shall represent in writing to the Company that it is aware of the rights and obligations of the Company and the other holders of Units contained in this Agreement and (B) prior to the purchase by such Offeror of such Offered Units, such Offeror shall become a party to this Agreement and shall agree to be bound by the terms and conditions hereof to the same extent as the Transferring Member. If such sale is not consummated within 60 days after the expiration of the Offeree Option Period (or, in the event that an election has been made by the Company or the Offerees but the necessary regulatory approvals are not obtained, the expiration of the time periods referred to in Section 5.5(e)) for any reason, then the restrictions provided for herein shall again become effective, and no Transfer of such Offered Units may be made thereafter by the Transferring Member without again complying with this Section 5.5; provided that if such sale is subject to any prior regulatory approval, then such 60-day period shall be extended until the expiration of ten days after all such approvals shall have been received, but in no event shall such period be extended for more than an additional 60 days without the consent of the Company.

ARTICLE VI

CERTAIN PROVISIONS APPLICABLE TO MANAGEMENT MEMBERS

Section 6.1. Company Call Option.

(a) If a Management Member’s Services to the Company and its Subsidiaries terminate for any reason (a “Termination Event”), to the extent that any Equity Incentive Units are not forfeited pursuant to the terms hereof or of the relevant award agreement(s) (which may include provisions of an employment agreement to which the Company is a party) between such Management Member and the Company granting such Equity Incentive Units (such agreement, the “Award Agreement”), the Company shall have the right but not the obligation to purchase, from time to time after such Termination Event, for a period of 120 days following the date of termination of such Management Member’s Services (the “Call Option Period”), the Equity Incentive Units held by such Management Member. To exercise such purchase right with respect to a Management Member, the Company shall deliver to such Management Member prior to the expiration of the Call Option Period a written notice specifying the number and class of Units with respect to which the Company has elected to exercise such purchase right, whereupon such Management Member shall be required to sell to the Company, the Equity Incentive Units specified in such notice, at a price per Equity Incentive Unit equal to the applicable purchase price determined pursuant to Section 6.1(c).

(b) If, upon expiration of the Call Option Period, the Company has not purchased all of a terminated Management Member’s Equity Incentive Units which are Vested Units and are not forfeited pursuant to the terms hereof or of the applicable Award Agreement, the Company shall, on or before the expiration of the Call Option Period, provide written notice to Parent of (i) its decision not to purchase some or all of such Equity Incentive Units and (ii) the number and class of such Equity Incentive Units which the Company did not purchase, and Parent shall have the right to purchase all or a portion of such remaining Equity Incentive Units which are Vested Units at a price per Equity Incentive Unit equal to the applicable purchase price determined pursuant to Section 6.1(c). Parent’s rights to purchase such Equity Incentive Units and such Management Member’s corresponding obligation to sell such Equity Incentive Units shall terminate on the 30th day following the expiration of the Call Option Period. If Parent elects to exercise such purchase right, it shall provide written notice to the Company prior to the 30th day following the expiration of the Call Option Period specifying that the number and class of such Equity Incentive Units it wishes to purchase. Upon receipt of Parent’s notice, the Company will notify such Management Members of Parent’s election and such Management Member will be obligated to sell to Parent the number of such Equity Incentive Units covered by Parent’s notice.

(c) Upon a termination of a Management Member’s Services to the Company and its Subsidiaries for any reason other than a termination by the Company for Cause, any Equity Incentive Units held by such Management Member which are Unvested Units shall be forfeited without any payment therefor (other than reimbursement of any taxes theretofore paid by such Management Member as a result of, and which are directly attributable to, the grant of such Equity Incentive Units to such Management Member to the extent provided and in accordance with the terms of the relevant Award Agreement). Upon a termination of a Management Member’s Services by the Company for Cause, any Equity Incentive Units held by such Management Member which are Vested Units or Unvested Units shall be forfeited without any payment therefor. Upon a termination of a Management Member’s Services to the Company for any reason other than a termination by the Company for Cause, to the extent that any Equity Incentive Units which are Vested Units are not forfeited pursuant to the terms of the applicable Award Agreement, the purchase price for the Equity Incentive Units which are Vested Units will be the Fair Market Value determined, in the case of a purchase by the Company pursuant to Section 6.1(a), as of the date on which the Company exercised its call right pursuant to Section 6.1(a) or, in the case of a purchase by Parent pursuant to Section 6.1(b), as of the 30th day following the expiration of the applicable Call Option Period (such date, the “Call Price Determination Date”).

(d) The closing of the purchase of the Equity Incentive Units pursuant to Section 6.1(a) or 6.1(b) shall occur at such time and place as the parties to such purchase shall agree, and in any event within 45 days of the Call Price Determination Date; provided that if such purchase is subject to any prior regulatory approval, then such 45-day period shall be extended until the expiration of ten days after all such approvals shall have been received; provided, further, that if all such approvals are not obtained within 120 days of the expiration of such 45-day period, then the provisions of this Section 6.1 shall terminate and be of no further force and effect with respect to such Equity Incentive Units. At such closing, the Management Member shall take all steps necessary to record the Transfer of Units, or shall deliver Unit Certificates, representing such Equity Incentive Units, duly endorsed for transfer and accompanied by all requisite transfer taxes, if any, and such Equity Incentive Units shall be free and clear of any liens, and the Management Member selling such Equity Incentive Units shall so represent and warrant, and shall further warrant that it is the sole beneficial and record owner of such Equity Incentive Units with the full right, power and authority to convey such Equity Incentive Units to the purchaser. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate. The Equity Incentive Units may be purchased:

(i) by delivery of funds deposited into an account designated by the Management Member selling such Equity Incentive Units, a bank cashier’s check, a certified check or a company check of the purchaser for the purchase price; or

(ii) if the purchaser is the Company and is prohibited from paying cash by any financing arrangements of the Company, by a Subordinated Note of the Company with a principal amount equal to the applicable purchase price. A “Subordinated Note” of the Company means a subordinated promissory note of the Company payable in one installment on the second anniversary of the closing of the purchase and bearing interest at a rate per annum equal to 10%, compounded quarterly, and containing subordination language acceptable to the Company’s senior and subordinated lenders, and if any such lenders prohibit payment on such note at its scheduled maturity, the Subordinated Note will then bear interest at a rate per annum equal to 12%, compounded quarterly, and the Company will pay principal and interest on such note at the earliest time such payments are so permitted.

The Company shall notify the Management Members in writing of the method by which it has elected to purchase the Equity Incentive Units at least 10 days prior to the closing of such purchase.

(e) Notwithstanding anything to the contrary elsewhere herein, the Company shall not be obligated to purchase any Equity Incentive Units at any time pursuant to this Section 6.1, regardless of whether it has delivered a notice of its election to purchase any such Equity Incentive Units:

(i) to the extent that the purchase of such Equity Incentive Units (together with any other purchases of Equity Incentive Units pursuant to this Section 6.1, or pursuant to similar provisions in any other agreements with other investors, of which the Company has at such time been given or has given notice) would result (x) in a violation of any Law or (y) after giving effect thereto (including any dividends or other distributions or loans from a Subsidiary of the Company to the Company in connection therewith), in a Financing Default;

(ii) if immediately prior to such purchase of Equity Incentive Units, there exists a Financing Default which prohibits such issuance or purchase (including any dividends or other distributions or loans from a Subsidiary of the Company to the Company in connection therewith); or

(iii) if the Company does not have funds available to effect such purchase of Equity Incentive Units.

The Company shall within 15 days of learning of any such fact so notify the Management Members in writing that it is not obligated to purchase such Equity Incentive Units, whereupon Sections 6.1(b) and 6.1(c) shall apply to such Equity Incentive Units as if the Company had never delivered a notice electing to purchase such Equity Incentive Units (except that each reference to “the 30th day following the expiration of the Call Option Period” in Section 6.1(b) shall be deemed a reference to “the 30th day following the delivery by the Company of the notice referred to in Section 6.1(e)” and the definition of “Call Price Determination Date” shall be deemed modified in a corresponding manner).

(f) Fair Market Value for the Equity Incentive Units to be purchased under this Section 6.1 will be determined by the Board or the compensation committee of the Board in good faith based upon the value of the Company as a whole taking into account all factors that the Board or the compensation committee reasonably deems relevant (including the order and priority of distributions set forth in Section 9.2 and the lack of liquidity of the Units due to the Company’s status as a privately held company). If the relevant Management Member disagrees with the Board’s determination of Fair Market Value, he or she may require the Company to retain an Independent Appraiser to determine the Fair Market Value (it being understood that the Independent Appraiser shall be instructed in its determination of Fair Market Value to apply any discount applicable pursuant to the preceding sentence). The determination of Fair Market Value by the Independent Appraiser shall be final and binding upon the Company and such Management Member. The Company will bear the cost of such appraisal unless the Fair Market Value as determined by the Independent Appraiser is less than 110% of the Board’s determination of Fair Market Value pursuant to the first sentence of this paragraph, in which case the Management Member and the Company will each bear one half of the cost of the appraisal. Notwithstanding the foregoing, following a Qualified IPO, Fair Market Value for any Equity Incentive Units that were distributed in such Qualified IPO for purposes of this Section 6.1 shall in all cases be based on the Public Security FMV.

Section 6.2. Pre-Emptive Rights.

(a) If, at any time prior to an initial Public Offering, the Company issues any equity securities (collectively, the “Offered Securities”) for cash, the Management Members owning Class A Common Units (the “Pre-Emptive Rights Holders”) shall have a preemptive right to purchase or subscribe for the number or amount of such Offered Securities in the offering as they may elect to purchase or subscribe for, up to such Management Member’s Ownership Percentage (determined as of the time of the approval of such issuance) of the total number or amount of Offered Securities proposed to be issued. The Company shall provide each Pre-Emptive Rights Holder with notice of a proposed issuance subject to this preemptive right at least 10 days prior to such issuance specifying the number of or amount of such Offered Securities and proposed terms of such issuance. If a Pre-Emptive Rights Holder exercises its right, it shall be required to pay the same consideration for each Offered Security as the Company shall receive for each Offered Security purchased by a Person other than a Pre-Emptive Rights Holder and as the Company shall have specified in its notice of the proposed issuance. The preemptive right given by the Company pursuant to this Section 6.2(a) shall terminate as to each Pre-Emptive Rights Holder if such Pre-Emptive Rights Holder shall not have notified the Company in writing of its election to exercise such right within 10 days after receipt of the notice of the proposed issuance; provided that such right shall become available once again if the price or any other material term of the proposed issuance shall change, in which case the parties shall again follow the procedures set forth in this Section 6.2(a).

(b) The preemptive rights under Section 6.2(a) shall not apply to the following: (i) securities issued to officers, employees or directors of, or consultants or advisors to, the Company or its Subsidiaries pursuant to profit sharing, management option or other management incentive plans, including any issuance of the Equity Incentive Units; (ii) securities issued to non-Affiliates of the Company pursuant to any merger, consolidation, acquisition of assets or businesses or similar transaction, or in exchange for non-cash consideration; (iii) securities issued pursuant to a Unit split or Unit dividend; (iv) securities issued pursuant to the exercise of any option, warrant or convertible security; (v) securities issued pursuant to a Public Offering; (vi) securities issued in connection with third-party debt financing; or (vii) securities issued to the Company or any of its Subsidiaries.

ARTICLE VII

CONVERSION

Section 7.1. Conversion to Corporation. Without limiting the generality of the Board’s authority with respect to the management and control of the Company as set forth in Section 3.1, in connection with any contemplated Public Offering, the Board, acting by majority consent and without the approval or consent of any Member of the Company, shall have the sole discretion to cause the conversion of the Company into a Delaware corporation by filing with the Secretary of State of the State of Delaware a certificate of conversion pursuant to the Act and the Delaware General Corporation Law (such resulting new entity, the “Corporation“, and such transaction, a “Corporate Conversion“). It is intended that any such conversion shall be done in a manner that maintains the “recapitalization accounting” treatment applicable to the Merger and the Company; provided that the Board may, in its sole discretion, elect to effect such a conversion in a manner which does not maintain the “recapitalization accounting”. Any Corporate Conversion may include causing an exchange of each Unit for common stock or other Securities of a newly formed corporation on such terms as the Board in its good faith judgment may determine in such a manner as it deems reasonable and using all factors, information and data deemed to be pertinent. Each Member hereby consents to the exercise by the Board of the authority to cause a Corporate Conversion, to the conversion of Units of any class into such Securities as the Board determines and to become party to such shareholders’, registration rights or similar agreements and documents as the Board determines is appropriate to preserve generally the substance of the agreements of the Members provided in this Agreement. Each Member hereby agrees that as of the effective date of such conversion, any Units outstanding thereafter which shall not have been tendered for conversion shall represent only the right to receive a certificate representing the number of shares of common stock or other Securities of the Corporation as provided in the terms of the conversion.

ARTICLE VIII

REGISTRATION RIGHTS

Section 8.1. Piggyback Rights.

(a) If at any time the Company proposes to register Securities under the Securities Act (other than a registration on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes) in a secondary offering, in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it will, at each such time, give prompt written notice to the Holders of its intention to do so and of such Holder’s rights under this Section 8.1. Upon the written request of any Holder made within 15 days after the receipt of any such notice (which request shall specify the number of Registrable Securities intended to be disposed of by such Holder), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Holders have so requested to be registered; provided that: (i) if, at any time after giving written notice of its intention to register any Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to proceed with the proposed registration of the Securities to be sold by it, the Company may, at its election, give written notice of such determination to the Holders and, thereupon, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses incurred in connection therewith); and (ii) if such registration involves an underwritten offering, the Holders of Registrable Securities requesting to be included in the registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company, with, in the case of a combined primary and secondary offering, only such differences, including any with respect to representations and warranties, indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings.

(b) Expenses. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 8.1.

(c) Priority in Piggyback Registrations. If a registration pursuant to this Section 8.1 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of Registrable Securities and other Securities requested to be included in such registration exceeds the number which can be sold in such offering, so as to be likely to have an adverse effect on the price, timing or distribution of the Securities offered in such offering, then the Company will include in such registration: (i) first, 100% of the Securities the Company proposes to sell; and (ii) second, such number of Registrable Securities requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, which number of Registrable Securities shall be allocated pro rata among all such requesting holders of Registrable Securities on the basis of the relative number of Registrable Securities then held by each such Holder (provided that any securities thereby allocated to any such Holder that exceed such Holder’s request will be reallocated among the remaining requesting Holders in like manner).

(d) Excluded Transactions. The Company shall not be obligated to effect any registration of Registrable Securities under this Section 8.1 incidental to the registration of any of its Securities in connection with:

(a) any Public Offering relating to employee benefits plans or dividend reinvestment plans; or

(b) any Public Offering relating to the acquisition or merger after the date hereof by the Company or any of its Subsidiaries of or with any other businesses.

(e) Selection of Underwriters. If a registration pursuant to this Section 8.1 involves an underwritten offering, Parent shall have the right to select the investment banker or bankers and managers to administer the offering, including the lead managing underwriter; provided, however, that such investment banker or bankers and managers shall be reasonably satisfactory to the Company.

Section 8.2. Demand Registration.

(a) General. At any time, upon the written request of Parent (the “Demand Party“) requesting that the Company effect the registration under the Securities Act of Registrable Securities, and specifying the amount and intended method of disposition thereof, the Company will (i) promptly give written notice of such requested registration to the other Holders and other holders of Securities entitled to notice of such registration, if any, and (ii) as expeditiously as possible, use its best efforts to file a registration statement to effect the registration under the Securities Act of:

(i) such Registrable Securities which the Company has been so requested to register by the Demand Party in accordance with the intended method of disposition thereof; and

(ii) the Registrable Securities of other Holders which the Company has been requested to register by written request given to the Company within 15 days after the giving of such written notice by the Company.

Notwithstanding the foregoing, the Company shall not be obligated to file a registration statement relating to any registration request under this Section 8.2(a):

(A) within a period of 180 days (or such lesser period as the managing underwriters in an underwritten offering may permit) after the effective date of any other registration statement relating to any registration request under this Section 8.2(a) or relating to any registration referred to in Section 8.1;

(B) if, in the good faith judgment of the Board, the Company is in possession of material non-public information the disclosure of which would be materially adverse to the Company and would not otherwise be required under Law, in which case the filing of the registration statement may be delayed until the earlier of the second Business Day after such conditions shall have ceased to exist and the 90th day after receipt by the Company of the written request from a Demand Party to register Registrable Securities under this Section 8.2(a); provided that the Company shall not effect such a delay more than two times in any twelve month period; or

(C) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(b) Form. Each registration statement prepared at the request of a Demand Party shall be effected on such form as reasonably requested by the Demand Party, including by a shelf registration pursuant to Rule 415 under the Securities Act on a Form S-3 (or any successor rule or form thereto) if so requested by the Demand Party and if the Company is then eligible to effect a shelf registration and use such form for such disposition.

(c) Expenses. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 8.2.

(d) Selection of Underwriters. If a requested registration pursuant to this Section 8.2 involves an underwritten offering, the Demand Party shall have the right to select the investment banker or bankers and managers to administer the offering, including the lead managing underwriter; provided, however, that such investment banker or bankers and managers shall be reasonably satisfactory to the Company.

(e) Priority in Demand Registrations. If a requested registration pursuant to this Section 8.2 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of Registrable Securities requested to be included in such registration (including Securities of the Company which are not Registrable Securities) exceeds the number which can be sold in such offering, so as to be likely to have an adverse effect on the price, timing or distribution of the Securities offered in such offering, then the number of such Registrable Securities to be included in such registration shall be allocated: (i) first, 100% of the Securities the Demand Party proposes to sell; (ii) second, such number of Securities as the Company proposes to sell for its own account; and (iii) pro rata among the other requesting Holders on the basis of the relative number of Registrable Securities then held by each such requesting Holder (provided that any securities thereby allocated to any such Holder that exceed such Holder’s request will be reallocated among the remaining requesting Holders in like manner).

(f) Additional Rights. Any grant by the Company to any other holders of Securities of any rights to request the Company to effect the registration under the Securities Act of any Securities will be made pursuant to this Agreement or an amendment hereto. If the Company at any time grants to any other holders of Securities any rights to request the Company to effect the registration under the Securities Act of any such Securities on terms more favorable to such holder than the terms set forth in this Section 8.2, the terms of this Section 8.2 shall be deemed amended or supplemented to the extent necessary to provide the Holders such more favorable rights and benefits.

Section 8.3. Registration Procedures. If and whenever the Company is required to file a registration statement with respect to, or to use its best efforts to effect or cause the registration of, any Registrable Securities under the Securities Act as provided in this Agreement, the Company will as expeditiously as possible:

(a) prepare and, in any event within 90 days after a request for registration is given to the Company pursuant to Section 8.2, file with the SEC a registration statement on an appropriate form with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective; provided, however, that the Company may discontinue any registration of Securities which it has initiated for its own account at any time prior to the effective date of the registration statement relating thereto (and, in such event, the Company shall pay the Registration Expenses incurred in connection therewith); and provided, further, that before filing a registration statement or prospectus, or any amendments or supplements thereto, the Company will furnish to counsel for the sellers of Registrable Securities covered by such registration statement copies of all documents proposed to be filed, which documents will be subject to the review of such counsel;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period not in excess of 270 days (which period shall not be applicable in the case of a shelf registration effected pursuant to a request under Section 8.2(b)) and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided that before filing a registration statement or prospectus, or any amendments or supplements thereto, the Company will furnish to counsel for the sellers of Registrable Securities covered by such registration statement copies of all documents proposed to be filed, which documents will be subject to the review of such counsel;

(c) furnish to each seller of such Registrable Securities such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits filed therewith, including any documents incorporated by reference), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller;

(d) use its best efforts to register or qualify such Registrable Securities covered by such registration in such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this subsection (d), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(e) use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

(f) notify each seller of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the Company’s becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its Security holders, as soon as reasonably practicable (but not more than 18 months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act;

(h) (i) use its best efforts to list such Registrable Securities on any securities exchange on which other Securities of the Company are then listed if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange; and (ii) use its best efforts to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(i) enter into such customary agreements (including an underwriting agreement in customary form), which may include indemnification provisions in favor of underwriters and other Persons in addition to, or in substitution for the indemnification provisions hereof, and take such other actions as sellers of a majority of such Registrable Securities or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(j) obtain a “cold comfort” letter or letters from the Company’s independent public accountants in customary form and covering matters of the type customarily covered by “cold comfort” letters as the seller or sellers of a majority of such Registrable Securities shall reasonably request;

(k) make available for inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(l) notify counsel for the holders of Registrable Securities included in such registration statement and the managing underwriter or agent, immediately, and confirm the notice in writing: (i) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment to any prospectus shall have been filed; (ii) of the receipt of any comments from the SEC; (iii) of any request of the SEC to amend the registration statement or amend or supplement the prospectus or for additional information; and (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

(m) provide each holder of Registrable Securities included in such registration statement reasonable opportunity to comment on the registration statement, any post-effective amendments to the registration statement, any supplement to the prospectus or any amendment to any prospectus;

(n) make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment;

(o) if requested by the managing underwriter or agent or any holder of Registrable Securities covered by the registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or such holder reasonably requests to be included therein, including, with respect to the number of Registrable Securities being sold by such holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

(p) cooperate with the holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Securities to be sold under the registration statement, and enable such Securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or the Holders may request;

(q) use its best efforts to make available the executive officers of the Company to participate with the holders of Registrable Securities and any underwriters in any “road shows” that may be reasonably requested by the holders in connection with distribution of Registrable Securities;

(r) obtain for delivery to the holders of Registrable Securities being registered and to the underwriter or agent an opinion or opinions from counsel for the Company in customary form and in form, substance and scope reasonably satisfactory to such holders, underwriters or agents and their counsel; and

(s) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD.

Section 8.4. Other Registration-Related Matters.

(a) The Company may require any Person that is Transferring Securities in a Public Offering pursuant to Sections 8.1 or 8.2 to furnish to the Company in writing such information regarding such Person and pertinent to the disclosure requirements relating to the registration and the distribution of the Registrable Securities which are included in such Public Offering as the Company may from time to time reasonably request in writing.

(b) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 8.3(f), it will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until its receipt of the copies of the amended or supplemented prospectus contemplated by Section 8.3(f) and, if so directed by the Company, each Holder will deliver to the Company or destroy (at the Company’s expense) all copies, other than permanent file copies then in their possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company gives any such notice, the period for which the Company will be required to keep the registration statement effective will be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 8.3(f) to and including the date when each seller of Registrable Securities covered by such registration statement has received the copies of the supplemented or amended prospectus contemplated by Section 8.3(f).

(c) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 8.3(l)(iv), it will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until the lifting of such stop order, other order or suspension or the termination of such proceedings and, if so directed by the Company, each Holder will deliver to the Company or destroy (at the Company’s expense) all copies, other than permanent file copies then in its possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company gives any such notice, the period for which the Company will be required to keep the registration statement effective will be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 8.3(l)(iv) to and including the date when such stop order, other order or suspension is lifted or such proceedings are terminated.

(d) (i) Each Holder will, in connection with a Public Offering of the Company’s equity Securities (for the Company’s account or for the account of the Holders), upon the request of the Company or of the underwriters managing any underwritten offering of the Company’s Securities, agree in writing not to effect any sale, disposition or distribution of Registrable Securities (other than those included in the Public Offering) without the prior written consent of the managing underwriter for such period of time commencing 7 days before and ending 180 days (or such earlier date as the managing underwriter shall agree) after the effective date of such registration; provided that all directors and officers of the Company, holders of more than 5% of the Registrable Securities and all other Persons with registration rights with respect to the Company’s Securities (whether or not pursuant to this Agreement) holding more than 5% of the Registrable Securities shall enter into agreements similar to those contained in this Section 8.4(d)(i) (without regard to this proviso); and (ii) the Company and its Subsidiaries will, in connection with an underwritten Public Offering of the Company’s Securities in respect of which Registrable Securities are included, upon the request of the underwriters managing such offering, agree in writing not to effect any sale, disposition or distribution of equity Securities of the Company (other than those included in such Public Offering, offered on Form S-8, issuable upon conversion of Securities or upon the exercise of options, or the grant of options in the ordinary course of business pursuant to then-existing management equity plans or equity-based employee benefit plans, in each case outstanding on the date a notice is given by the Company pursuant to Section 8.1(a) or a request is made pursuant to Section 8.2(a), as the case may be), without the prior written consent of the managing underwriter, for such period of time commencing 7 days before and ending 180 days (or such earlier date as the managing underwriter shall agree) after the effective date of such registration.

(e) With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of Securities of the Company to the public without registration after such time as a public market exists for Registrable Securities, the Company agrees:

(i) to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its Securities to the public;

(ii) to use its commercially reasonable efforts to then file with the SEC in a timely manner all reports and other document required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(iii) so long as a Holder owns any Registrable Securities, to furnish to such holder promptly upon request: (A) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its Securities to the public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); (B) a copy of the most recent annual or quarterly report of the Company; and (C) such other reports and documents of the Company as such Holder may reasonably request in availing himself of any rule or regulation of the SEC allowing such holder to sell any such Securities without registration.

(f) Counsel to represent holders of Registrable Securities shall be selected by the holders of at least a majority of the Registrable Securities included in the relevant registration.

Section 8.5. Indemnification.

(a) Indemnification by the Company. In the event of any registration of any Securities of the Company under the Securities Act pursuant to Section 8.1 or 8.2, the Company hereby indemnifies and agrees to hold harmless, to the extent permitted by law, each Holder who sells Registrable Securities covered by such registration statement, each Affiliate of such Holder and their respective directors and officers or general and limited partners (and the directors, officers, employees, affiliates and controlling Persons of any of the foregoing), each other Person who participates as an underwriter in the offering or sale of such Securities and each other Person, if any, who controls such Holder or any such underwriter within the meaning of the Securities Act (collectively, the “Indemnified Parties“), against any and all losses, claims, damages or liabilities, joint or several, and reasonable and documented expenses to which such Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Party is a party thereto) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or related document or report; (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of a prospectus, in the light of the circumstances when they were made; or (iii) any violation or alleged violation by the Company or any of its Subsidiaries of any federal, state, foreign or common law rule or regulation applicable to the Company or any of its

Subsidiaries and relating to action or inaction in connection with any such registration, disclosure document or related document or report, and the Company will reimburse such Indemnified Party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company will not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, in any such preliminary, final or summary prospectus, or any amendment or supplement thereto in reliance upon and in conformity with written information with respect to such Indemnified Party furnished to the Company by such Indemnified Party expressly for use in the preparation thereof. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any Indemnified Party and will survive the Transfer of such Securities by such Holder or any termination of this Agreement.

(b) Indemnification by the Holders and Underwriters. The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 8.1 or 8.2 that the Company shall have received an undertaking reasonably satisfactory to it from the Holder of such Registrable Securities or any prospective underwriter to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 8.5(a)) the Company, all other Holders or any prospective underwriter, as the case may be, and any of their respective Affiliates, directors, officers and controlling Persons, with respect to any untrue statement in or omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such untrue statement or omission was made in reliance upon and in conformity with written information with respect to such Holder or underwriter furnished to the Company by such Holder or underwriter expressly for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the Holders, or any of their respective affiliates, directors, officers or controlling Persons and will survive the Transfer of such Securities by such Holder. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds actually received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Notices of Claims, Etc. Promptly after receipt by an Indemnified Party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 8.5, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of the Indemnified Party to give notice as provided herein will not relieve the indemnifying party of its obligations under Section 8.5(a) or 8.5(b), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, unless in such Indemnified Party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel selected by the Holders of at least a majority of the Registrable Securities included in the relevant registration, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. If, in such Indemnified Party’s reasonable judgment, having common counsel would result in a conflict of interest between the interests of such indemnified and indemnifying parties, then such Indemnified Party may employ separate counsel reasonably acceptable to the indemnifying party to represent or defend such Indemnified Party in such action, it being understood, however, that the indemnifying party will not be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such Indemnified Parties (and not more than one separate firm of local counsel at any time for all such Indemnified Parties) in such action. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

(d) Contribution. If the indemnification provided for hereunder from the indemnifying party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein for reasons other than those described in the proviso in the first sentence of Section 8.5(a), then the indemnifying party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Indemnified Parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or Indemnified Parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 8.5(d) as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds actually received by such Holder upon the sale of the Registrable Securities giving rise to such contribution obligation.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8.5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e) Other Indemnification. Indemnification similar to that specified in this Section 8.5 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of Securities under any law or with any governmental entity other than as required by the Securities Act.

(f) Non-Exclusivity. The obligations of the parties under this Section 8.5 will be in addition to any liability which any party may otherwise have to any other party.

ARTICLE IX

DISTRIBUTIONS

Section 9.1. In General. Any distributions of cash or other assets by the Company to Members shall be made in accordance with this Article IX. Except to the extent otherwise provided herein, any distributions required to be made pro rata to holders of a class of Units shall be made based on their proportionate ownership of the outstanding Units within the class. Available cash shall be distributed, at such times and in such amounts as the Board determines in its discretion. Notwithstanding any other provision hereof, the Company shall cause its Subsidiaries to distribute or otherwise transfer to the Company, to the fullest extent possible within the limits imposed by applicable Law or agreement, the cash or cash equivalents necessary for the Company to make the distributions to be made hereunder.

Section 9.2. Discretionary Distributions. Subject to Section 10.3, available cash shall be distributed, at such times and in such amounts as the Board determines in its discretion, in the following order and priority:

(a) first, to the holders of Class A Common Units to the extent of the Invested Capital with respect to the Class A Common Units pro rata, in accordance with the number of Class A Common Units held by such holder relative to the total number of Class A Common Units;

(b) second, to the holders of Class B Common Units that are Vested Units, the Catch-Up Amount, if any, to which such holders may be entitled at such time pro rata, in accordance with the Catch-Up Amounts payable to each such holder at such time;

(c) third, to the holders of Class A Common Units and the holders of Class B Common Units that are Vested Units until such time as the holders of Class A Common Units have achieved the Preferential Return Value (for the avoidance of doubt, such Preferential Return Value to have been reduced by the amounts distributed to the holders of Class A Common Units pursuant to Section 9.2(a)) pro rata, in accordance with the number of Class A Common Units and Class B Common Units that are Vested Units held by such holders relative to the total number of Class A Common Units and Class B Common Units that are Vested Units; and

(d) fourth, to the holders of Class C Common Units that are Vested Units, the Catch-Up Amount, if any, to which such holders may be entitled at such time pro rata, in accordance with the Catch-Up Amounts payable to each such holder at such time; and

(e) fifth, to the holders of Vested Units pro rata, in accordance with the number of Vested Units held by such holder relative to the total number of Vested Units.

Section 9.3. Limitation on Distributions. No distribution shall be declared and paid (a) unless, after the distribution is made, the fair value of the Company’s assets is at least equal to all of the Company’s liabilities or (b) if the declaration or payment would cause the Company or any of its Subsidiaries to breach any material agreement.

Section 9.4. Withholding Authorized. The Company is authorized to withhold from distributions or other payments to a Member under this Agreement or from any compensation otherwise payable to such Member and to pay over to a Governmental Authority any amounts required to be withheld pursuant to the Code (or any provisions of any other Law) or as a result of the consummation of the transactions contemplated under this Agreement or any ancillary agreements. Any amounts so withheld shall be treated as having been distributed to such Member pursuant to Section 9.2 and for all purposes of this Agreement. Each Member on whose behalf such withholdings were made shall be required to promptly pay to the Company, in cash, the amount of any withholding taxes that the Company is required to pay unless such amounts were deducted from distributions or other payments or compensation otherwise payable to such Member. To the fullest extent permitted by Law, each Member hereby agrees to indemnify and hold harmless the Company and the other Members from and against any liability (including, without limitation, any liability for taxes, penalties, additions to tax or interest) with respect to distributions or other payments in respect of the Units to such Member.

Section 9.5. Section 83(b) Election. Within 30 days after being granted any Equity Incentive Units, each Management Member shall make an election with the Internal Revenue Service (“IRS”) under Section 83(b) of the Code and the regulations promulgated thereunder (an “83(b) Election”) in the form of Exhibit C attached hereto. Each Management Member shall submit such 83(b) Election to the IRS within 30 calendar days after purchasing the Units and shall promptly send a copy to the Company.

Section 9.6. Redemption Payments Treated as Distributions. In the event that the Board causes the Company to redeem or otherwise repurchase from time to time all or any portion of the Units of any class held by one or more Members, any payment made with respect to such redemption or other repurchase shall be treated as a distribution to the holders of such class of Units for purposes of Section 9.2.

ARTICLE X

DISSOLUTION AND LIQUIDATION

Section 10.1. Duration. The Company shall dissolve upon: (i) the sale or other disposition by the Company of all or substantially all of the assets, properties or businesses the Company then owns; (ii) the dissolution of the Company by action of the Board; or (iii) any other event that would cause the dissolution of a limited liability company under the Act, unless the Company is continued to the extent permitted by, and in accordance with, the Act.

Section 10.2. Liquidation of Company. Upon dissolution of the Company, the Board shall appoint a Person to serve as the “Liquidator” who shall act at the direction of the Board, unless and until a successor Liquidator is appointed as provided herein. The Liquidator shall agree not to resign at any time without 30 days prior written notice. The Liquidator may be removed at any time, with or without cause, by notice of removal and appointment of a successor Liquidator approved by the Board. Within 30 days following the occurrence of any such removal, a successor Liquidator may be elected by the Board. The successor Liquidator shall succeed to all rights, powers and duties of the former Liquidator. The right to appoint a successor or substitute Liquidator in the manner provided herein shall be recurring and continuing for so long as the functions and services of the Liquidator are authorized to continue under the provisions hereof, and every reference herein to the Liquidator shall be deemed to refer also to any such successor or substitute Liquidator appointed in the manner herein provided. The Liquidator appointed in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Board under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Company as provided for herein). The Liquidator shall receive as compensation for its services (i) no additional compensation, if the Liquidator is an employee of the Company or any of its Subsidiaries, or (ii) if the Liquidator is not such an employee, a reasonable fee plus out-of-pocket costs and expenses or such other compensation as the Board may otherwise approve.

Section 10.3. Priority on Liquidation.

(a) The Liquidator shall liquidate the assets of the Company, and apply and distribute the proceeds of such liquidation, in the following order of priority, unless otherwise required by mandatory provisions of applicable Law:

(i) first, to the satisfaction (whether by payment or the making of reasonable provision for payment) of the Company’s debts and obligations to its creditors, including sales commissions and other expenses incident to any sale of the assets of the Company and including the establishment of and additions to such reserves as the Liquidator may deem necessary or appropriate; and

(ii) second, to the Members in the same manner as set forth in Section 9.2.

(b) The reserves established pursuant to subparagraph (a) of this Section 10.3 shall be paid over by the Liquidator to a bank or other financial institution, to be held in escrow for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period as the Liquidator deems advisable, such reserves shall be distributed to the Members in the priorities set forth in Section 10.3(a)(ii).

(c) Notwithstanding the provisions of Section 10.3(a) which require the liquidation of the assets of the Company, but subject to the order of priorities set forth in Section 10.3(a), if upon dissolution of the Company the Board determines that an immediate sale of part or all of the Company’s assets would be impractical or could cause undue harm to the Members, then the Board may, in its discretion, defer the liquidation of any assets except those necessary to satisfy Company liabilities and reserves, and may, in its discretion, distribute to the Members, in lieu of cash, as tenants in common and in accordance with the provisions of Section 10.3(a)(ii), undivided interests in such Company assets as the Liquidator deems reasonable and equitable and subject to any agreements governing the operating of such properties at such time. For purposes of any such distribution, the Board will determine the Fair Market Value of any property to be distributed. After any such determination, each Member shall have the right to require the Company to retain an Independent Appraiser to determine the Fair Market Value of any property to be distributed under this Section 10.3(c); provided that if the appraised value is less than 110% of the Board’s determination of the property’s Fair Market Value, then such Member shall reimburse the Company for all costs and expenses incurred in connection with such independent appraisal.

(d) A reasonable time will be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 10.3(a) in order to minimize any losses otherwise attendant upon such winding up. Distributions upon liquidation of the Company (or any Member’s interest in the Company) will be made by the end of the Fiscal Year of the liquidation (or, if later, within 90 days after the date of such liquidation).

(e) The Company shall terminate when all of the assets of the Company have been distributed in accordance with this Section 10.3 and the Certificate has been canceled in the manner required by the Act.

Section 10.4. Wavier of Appraisal, Valuation Rights, Partition and Right to Court Decree of Dissolution. The Members agree that irreparable damage would be done to the Company if any Member brought an action in court to dissolve the Company. Care has been taken in this Agreement to provide what the parties believe are fair and just payments to be made to a Member whose relationship with the Company is terminated for any reason. Accordingly, except as otherwise provided to the contrary with respect to any particular Member in a written employment agreement with such Member, each of the Members accepts the provisions of this Agreement as such Member’s sole entitlement on termination of such Member’s membership in the Company. Each Member hereby waives and renounces such Member’s right to seek: (i) partition of the property of the Company; (ii) a court decree of dissolution; or (iii) the appointment by a court of a liquidator for the Company. To the extent permitted by the Act, the rights of the Members or their successors under applicable Law with respect to the inventory of assets, appraisals, accounting, or the sale of assets shall not apply and are hereby expressly waived by all Members. Each Member expressly agrees that the provisions contained in this Agreement shall bind and control such Member’s successors.

ARTICLE XI

BOOKS AND RECORDS; TAX ELECTION

Section 11.1. Books. The Company shall maintain complete and accurate books of account of the Company’s affairs at the Company’s principal office, which books shall be open to inspection by any Member (or its authorized representative) to the extent required by the Act; provided that to the extent permitted by Law, no Management Member shall be entitled to any information with respect to the number or type of Equity Incentive Units beneficially owned by any other Management Member.

Section 11.2. Tax Election. At or promptly following the Effective Date, the Company shall elect to be treated as a corporation for income tax purposes and shall take all steps necessary or advisable to give effect to this election as promptly as practicable, and shall thereafter maintain its election to be treated as a corporation for income tax purposes and shall not revoke or modify this election without the prior consent of the Board.

ARTICLE XII

EXCULPATION AND INDEMNIFICATION

Section 12.1. Exculpation and Indemnification.

(a) No Member, Representative, member of the Board, Officer, or any direct or indirect officer, director, stockholder or partner of a Member (each, an “Indemnitee”), shall be liable, responsible or accountable in damages or otherwise to the Company or to any Member, for any act or failure to act by such Indemnitee in connection with the conduct of the business of the Company, or by any other such Indemnitee in performing or participating in the performance of the obligations of the Company, so long as (i) such Indemnitee acted in the good faith belief that such action or failure to act was in the best interests, or not opposed to the best interests, of the Company and/or its Subsidiaries and (ii) such action or failure to act was not in violation of this Agreement and did not constitute gross negligence or willful misconduct. The provisions of this Section 12.1(a) are intended by the parties to apply even if such provisions have the effect of exculpating the Indemnitee from legal responsibility for the consequences of such Indemnitee’s own simple, full, partial or concurrent negligence. Except as otherwise required by the Act, no Person who is a Member, Representative, an Officer, or any combination of the foregoing, shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise, solely by reason of being a Member, Representative, member of the Board, Officer or any combination of the foregoing. The Board may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and no Representative or any of such Representative’s Affiliates shall be responsible for any misconduct or negligence on the part of any such agent appointed by the Board in good faith.

(b) The Company shall indemnify and hold harmless each Indemnitee to the fullest extent permitted by Law against losses, damages, liabilities, costs or expenses (including reasonable attorneys’ fees and expenses and amounts paid in settlement) incurred by any such Indemnitee in connection with any action, suit or proceeding to which such Indemnitee may be made a party or otherwise involved or with which it shall be threatened by reason of its being a Member, Representative, member of the Board, Officer, or any direct or indirect officer, director, stockholder or partner of a Member, or while acting as (or on behalf of) a Member on behalf of the Company or in the Company’s interest; provided that no Indemnitee shall be entitled to indemnification pursuant to this Section 12.1(b) in respect of any action or failure to act of such Indemnitee that was in violation of this Agreement or constituted gross negligence or willful misconduct. Such attorneys’ fees and expenses shall be paid by the Company as they are incurred upon receipt, in each case, of an undertaking by or on behalf of the Indemnitee to repay such amounts if it is ultimately determined that such Indemnitee is not entitled to indemnification with respect thereto.

(c) The right of an Indemnitee to indemnification hereunder shall not be exclusive of any other right or remedy that a Member, Representative, member of the Board or Officer may have pursuant to applicable Law or this Agreement.

(d) An Indemnitee shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Indemnitee reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

(e) To the extent that, at Law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Indemnitee, an Indemnitee acting under this Agreement shall not be liable to the Company or to any other Indemnitee for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Indemnitee. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of an Indemnitee otherwise existing at Law or in equity, are agreed by the Members to replace such other duties and liabilities of such Indemnitee.

(f) Whenever in this Agreement or any other agreement contemplated herein the Board is permitted or required to take any action or to make a decision in its “sole discretion” or “discretion” or under a grant of similar authority or latitude, the Board shall be required to consider only such interests and factors as it desires, including its own, and shall, to the maximum extent permitted by applicable Law, have no duty or obligation to give any consideration to any interests or factors affecting any Member.

(g) Whenever in this Agreement the Board is permitted or required to take any action or to make a decision in its “good faith” or under another express standard, the Board shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein or by relevant provisions of Law or in equity or otherwise, and, notwithstanding anything contained herein to the contrary, so long as the Board acts in good faith, the resolution, action or terms so made, taken or provided by the Board shall not constitute a breach of this Agreement or any other agreement contemplated herein or impose liability upon the Board, any Representative thereof or any of such Representative’s Affiliates.

(h) To the fullest extent permitted by Law, a Representative shall be deemed the agent of the Member that so appointed such Person as Representative, and such Representative shall not be deemed an agent or sub-agent of the Company or the other Members and shall have no duty (fiduciary or otherwise) to the Company or the other Members. Each Member, by execution of this Agreement, agrees and consents to the actions and decisions of such Representative within the scope of such Representative’s authority as provided herein as if such actions or decisions had been taken or made by the Member appointing such Representative.

(i) The foregoing provisions of this Section 12.1 shall survive any termination of this Agreement.

Section 12.2. Insurance. The Company shall have the power to purchase and maintain insurance on behalf of any Indemnitee or any Person who is or was an agent of the Company against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person’s status as an agent, whether or not the Company would have the power to indemnify such Person against such liability under the provisions of Section 12.1 or under applicable Law.

ARTICLE XIII

COMPETITIVE OPPORTUNITY AND COMPETING ACTIVITIES

Section 13.1. Competitive Opportunity. If any Representative acquires knowledge of a potential transaction or matter which may be an investment or business opportunity or prospective economic or competitive advantage in which the Company could have an interest or expectancy (a “Competitive Opportunity”) or otherwise is then exploiting any Competitive Opportunity, the Company will have no interest in, and no expectation that, such Competitive Opportunity be offered to it, any such interest or expectation being hereby renounced so that each Representative shall (i) have no duty to communicate or present such Competitive Opportunity to the Company and (ii) have the right to hold any such Competitive Opportunity for such Representative’s (and its agents’, partners’ or Affiliates’) own account and benefit; or to recommend, assign or otherwise transfer or deal in such Competitive Opportunity to Persons other than the Company or any Affiliate of the Company. For the avoidance of doubt, this Section 13.1 shall not operate to limit the duties or obligations of any of the Management Members.

Section 13.2. Competing Activities. Except as otherwise expressly provided in a written agreement between the Company and Parent:

(i) Parent or its Affiliates may engage or invest in, independently or with others, any business activity of any type or description, including those that might be the same as or similar to the Company’s business, and which from time to time compete, directly or indirectly, with the Company, and, without limiting the foregoing, the Members acknowledge that Parent and its Affiliates may in their sole discretion pursue such competing business without disclosure of such competition to the Company;

(ii) neither the Company, any Subsidiary of the Company nor any other Member shall have any right in or to the activities described in Section 13.2(i) or to receive or share in any income or proceeds derived therefrom; and

(iii) to the extent required by applicable Law in order to effectuate the purpose of this provision, the Company shall have no interest or expectancy, and specifically renounces any interest or expectancy, in any such business activities or ventures.

ARTICLE XIV

CONFIDENTIALITY; INTELLECTUAL PROPERTY RIGHTS

Section 14.1. Confidentiality.

(a) No Member shall at any time (whether during or after the period such Member is a Member of the Company) (i) retain or use for the benefit, purposes or account of the Member or any other Person; or (ii) disclose, divulge, reveal, communicate, share, transfer or provide access to any Person outside the Company and its Subsidiaries (other than its professional advisers who are bound by confidentiality obligations), any non-public, proprietary or confidential information in any form or medium (including information concerning finances, investments, profits, pricing, costs, products, services, strategies, vendors, customers, clients, partners, investors, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, government and regulatory activities and approval) concerning the past, current or future business, activities and operations of the Company, its Subsidiaries or Affiliates and/or any third party that has disclosed or provided any of same to the Company on a confidential basis, including, without limitation, the terms of this Agreement or the Registration Rights Agreement (“Confidential Information”) or Intellectual Property owned or used by the Company, its Subsidiaries or Affiliates without the prior authorization of the Company. Notwithstanding the foregoing, nothing in this Agreement shall preclude any Member from using any Confidential Information in any manner reasonably connected to its investment in the Company or the conduct of its business.

(b) Confidential Information shall not include any information that is: (i) generally known to the industry or the public other than as a result of the Member’s breach of this covenant or any breach of other confidentiality obligations by third parties; (ii) made legitimately available to the Member by a third party without breach of any confidentiality obligation; or (iii) required by Law to be disclosed; provided that in connection with sub-clause (iii), the Member shall give prompt written notice to the Company of such requirement, disclose no more information than is so required, and cooperate with any attempts by the Company to obtain a protective order or similar treatment.

(c) Except as required by Law or except in connection with any proposed Transfer in accordance with this Agreement, the Member will not disclose to anyone, other than the Member’s legal or financial advisors, the existence or contents of this Agreement.

(d) Upon termination of any Management Member’s Services with the Company or its Subsidiaries for any reason, such Management Member shall: (i) cease and not thereafter commence use of any Confidential Information or Intellectual Property owned or used by the Company, its Subsidiaries or Affiliates; (ii) immediately destroy, delete, or return to the Company, at the Company’s option, all originals and copies in any form or medium (including memoranda, books, papers, plans, computer files, letters and other data) in such Management Member’s possession or control (including any of the foregoing stored or located in such Management Member’s office, home, laptop or other computer, whether or not such computer is Company property) that contain Confidential Information or otherwise relate to the business of the Company, its Affiliates and Subsidiaries, except that such Management Member may retain only those portions of any personal notes, notebooks and diaries that do not contain any

Confidential Information; and (iii) notify and fully cooperate with the Company regarding the delivery or destruction of any other Confidential Information of which such Management Member is or becomes aware.

Section 14.2. Intellectual Property. Each Management Member who has participated or will participate in the creation, development or improvement of any Intellectual Property or Confidential Information in the course of such individual’s Service to, or with the use of any resources of the Company or its Subsidiaries hereby: (i) agrees to disclose promptly and fully such Intellectual Property to the Company; (ii) disclaims and agrees to disclaim any rights with respect to such Intellectual Property; (iii) agrees that the Company or a Subsidiary of the Company, as the case may be, is or will be deemed to be the sole owner/author of all such Intellectual Property; and (iv) if requested by the Company or a Subsidiary of the Company, will execute an assignment or an agreement that irrevocably assigns, transfers and conveys solely in favor of the Company or such Subsidiary or such predecessor in interest, as applicable, all right, title and interest in all such Intellectual Property.

ARTICLE XV

DEFINITIONS

Section 15.1. Defined Terms. As used in this Agreement, terms defined in the headings and the recitals shall have their respective assigned meanings, and the following capitalized terms shall have the meanings ascribed to them below:

“Act” shall mean the Delaware Limited Liability Company Act, Delaware Code, Title 6, Sections 18-101, et seq., as in effect from time to time.

“Additional Interests” shall have the meaning specified in Section 2.3.

“Affiliate” shall have the meaning ascribed thereto in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof.

“Agreement” shall have the meaning specified in the Preamble.

“Award Agreement” shall have the meaning specified in Section 6.1(a).

“Board” shall have the meaning specified in Section 2.3.

“Call Option Period” shall have the meaning specified in Section 6.1(a).

“Call Price Determination Date” shall have the meaning specified in Section 6.1(c).

“Capital Contribution” means for each Member the total amount of cash and the Fair Market Value of property contributed to the Company by such Member pursuant to Section 2.1 or otherwise, net of any liabilities associated with such contributed property that the Company is considered to assume under Section 357 of the Code, which Capital Contribution shall be reflected on Schedule A hereto as amended from time to time in accordance with the terms of this Agreement. Notwithstanding the foregoing, with respect to those Members receiving Class

A Common Units pursuant to the Merger, the amount of the Capital Contribution deemed to have been made with respect to each such Unit shall be $58.91142.

“Catch-Up Amount” means, with respect to each holder of Vested Units:

(i) for purposes of Section 9.2(b), an amount equal to: (A) the number of such holder’s Class B Common Units that have become Vested Units since the date of the last distribution made pursuant to Section 9.2(c); multiplied by (B) the quotient of (1) the amount actually distributed pursuant to Sections 9.2(b) and (c) from the date of this Agreement to the date on which such calculation is being made, divided by (2) the number of Class A Common Units and Class B Common Units that were Vested Units as of the date the last distribution was made pursuant to either Section 9.2(b) or Section 9.2(c); and

(ii) for purposes of Section 9.2(d), an amount equal to: (A) the number of such holder’s Class C Common Units that have become Vested Units since the date of the last distribution made pursuant to Section 9.2(e); multiplied by (B) the quotient of (1) the amount actually distributed pursuant to Sections 9.2(d) and (e) from the date of this Agreement to the date on which such calculation is being made, divided by (2) the number of Vested Units as of the date the last distribution was made pursuant to either Section 9.2(d) or Section 9.2(e).

“Cause” means, with respect to any Management Member and as determined by the Company in good faith, (A) the willful failure or refusal by such Management Member to perform his or her duties to the Company or its Affiliates (other than any such failure resulting from such Management Members’ incapacity due to physical or mental illness), which has not ceased within ten days after a written demand for substantial performance is delivered to such Management Member by the Company, which demand identifies the manner in which the Company believes that such Management Member has not performed such duties; (B) the willful engaging by such Management Member in misconduct which is materially injurious to the Company or its Affiliates, monetarily or otherwise (including breach of any confidentiality or non-competition covenants to which such Management Member is bound); (C) the conviction of such Management Member of, or the entering of a plea of nolo contendere by such Management Member with respect to, a felony; or (D) substantial or repeated acts of dishonesty by such Management Member in the performance of his/her duties to the Company or its Affiliates.

“Certificate” means the Certificate of Formation of the Company, as it may be amended or modified from time to time, filed with the office of the Secretary of State of the State of Delaware.

“Chairman” shall have the meaning specified in Section 3.2(b).

“Change of Control” means the occurrence of any of the following events: (i) any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than Parent or any equityholder of Parent and any Affiliates of Parent or such equityholder, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Securities of the Company representing more than 50% of the combined voting power of the

Company’s then outstanding voting securities; or (ii) any sale of all or substantially all of the assets of the Company to any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than Parent or any equityholder of Parent and any Affiliates of Parent or such equityholder.

“Class A Common Units” shall have the meaning specified in the Recitals.

“Class B Common Units” shall have the meaning specified in the Recitals.

“Class C Common Units” shall have the meaning specified in the Recitals.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor federal income tax code.

“Company” shall have the meaning specified in the Recitals.

“Company Option Period” shall have the meaning specified in Section 5.5(d).

“Competitive Opportunity” shall have the meaning specified in Section 13.1.

“Confidential Information” shall have the meaning specified in Section 14.1(a).

“Control” (including its correlative meanings, “Controlled by” and “under common Control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a Person.

“Corporate Conversion” shall have the meaning specified in Section 7.1(a).

“Corporation” shall have the meaning specified in Section 7.1(a).

“Cost” means, with respect to a Member’s Unit, the price per Unit paid by such Member (as proportionately adjusted for all subsequent distributions in respect of Units and other recapitalizations).

“Demand Party” shall have the meaning specified in Section 8.2(a).

“Designated Action” means: (i) the voting of any Units and any action to be taken with respect to a matter properly brought before the Members of the Company, including the election of members of the Board; (ii) any action to be taken by any Member in its capacity as such under this Agreement; and (iii) all actions taken in connection with any of the actions referred to in clauses (i) and (ii) above.

“Effective Date” shall have the meaning specified in Section 1.2.

“83(b) Election” shall have the meaning specified in Section 9.6.

“Equity Incentive Units” shall have the meaning specified in the Recitals.

“ERISA Member” means any Member that is: (i) an “employee benefit plan” within the meaning of Section 3(3) of ERISA; (ii) a “plan” within the meaning of Section 4975(e)(1) of the Code; or (iii) a “benefit plan investor” within the meaning of the Plan Asset Regulations.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, of any security or property as of any date and subject to Section 6.1(f), the fair market value of such security or property on such date as determined by the Board in good faith using its reasonable business judgment; provided, however, that the “Fair Market Value” of any security of the Company that has been the subject of a Qualified IPO shall be the Public Security FMV.

“Fiscal Year” means the taxable year of the Company, which shall be the calendar year unless otherwise required (or, in the Board’s reasonable discretion, permitted) by Section 706(b) of the Code.

“Financing Default” means an event which would constitute (or with notice or lapse of time or both would constitute) an event of default under any of the following as they may be amended from time to time: (i) Credit Agreement, dated as of November 23, 2005, among the Company, Team Finance LLC, the Lenders from time to time party thereto, the Co-Syndication Agents named therein and JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and any extensions, renewals, refinancings or refundings thereof in whole or in part; (ii) any other agreement or instrument under which an amount of indebtedness of the Company or any of its Subsidiaries in excess of $1.0 million is outstanding as of the time of the aforementioned event and any extensions, renewals, refinancings or refundings thereof in whole or in part; (iii) any provisions of the operating agreement of the Company or the Company’s or any of its material Subsidiaries’ organizational documents designating the terms of any membership units or capital stock or setting forth restrictive financial covenants; (iv) any amendment of, supplement to or other modification of any of the agreements or instruments referred to in clauses (i) through (iii) above; and (v) any of the securities issued pursuant to or whose terms are governed by the terms of any of the agreements or instruments set forth in clauses (i) through (iv) above, and any extensions, renewals, refinancings or refundings thereof in whole or in part.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Holder” means Parent and each Management Member that is a holder of Registrable Securities or any transferee of a Member to whom registration rights are assigned pursuant to Section 8.5.

“Indemnified Parties” shall have the meaning specified in Section 8.5(a).

“Indemnitee” shall have the meaning specified in Section 12.1.

“Independent Appraiser” shall mean a nationally recognized firm of independent public accountants or other valuation experts that shall be selected by the Company and subject to the consent of the Person requesting the retention of such firm, which consent shall not be unreasonably withheld.

“Individual Retirement Account” has the meaning set forth in Section 408(a) of the Code.

“Intellectual Property” shall mean all U.S. and foreign intellectual property, including without limitation all patents, inventions, discoveries, formulae, processes, designs, techniques, developments, technology and know-how, copyrights and works of authorship in any media, including computer programs, hardware, firmware, software, applications, files, Internet site content, databases and compilations, documentation and related items textual works, graphics, advertising, marketing and promotional materials, photographs, artwork, drawings, articles, textual works, trademarks, service marks, trade names, brand names, corporate names, domain names, logos, trade dress and other source indicators, and the goodwill of any business symbolized thereby, trade secrets, documents, reports, analyses, research and lists, including current and potential customer and staffing lists.

“Invested Capital” means, at any time with respect to any Units, the aggregate amount of Capital Contributions made in respect of such Units.

“Law” means any statute, law, regulation, ordinance, rule, injunction, order, decree, governmental approval, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority.

“Lead Representative” shall have the meaning specified in Section 3.2(b).

“Liquidator” shall have the meaning specified in Section 10.2.

“Management Members” means those Members who become Members, pursuant to the consummation of the Merger or otherwise, and are identified as Management Members on Schedule A, and shall include their respective Transferees who have become Members in compliance with the terms of this Agreement.

“Member” means each Person that (i) is an initial signatory to this Agreement, or has been admitted to the Company as a Member of the Company in accordance with the provisions of this Agreement, and (ii) has not ceased to be a Member of the Company in accordance with the provisions of this Agreement or for any other reason. No Person that is not a Member shall be deemed a “member” under the Act.

“Membership Interests” means a Member’s entire equity interests in the Company, including such Member’s economic interest, the right to vote on or participate in the Company’s management, and the right to receive information concerning the business and affairs of the Company, in each case, to the extent expressly provided in this Agreement or required by the Act.

“Merger” shall have the meaning specified in the Recitals.

“Merger Agreement” shall have the meaning specified in the Recitals.

“NASD” means the National Association of Securities Dealers, Inc.

“Offer” shall have the meaning specified in Section 5.5(b).

“Offered Units” shall have the meaning specified in Section 5.5(b).

“Offering Notice” shall have the meaning specified in Section 5.5(b).

“Offeror” shall have the meaning specified in Section 5.5(b).

“Officer” means each Person who has been designated as, and who has not ceased to be, an officer of the Company pursuant to Section 3.7 hereof, subject to the resolution of the Board appointing such Person as an officer of the Company.

“Offered Securities” shall have the meaning specified in Section 6.2(a).

“Offering Documents” means this Agreement, the Team Health Holdings, L.L.C. 2005 Unit Plan, the subscription agreement related to the 2005 Unit Plan and the confidential Information Memorandum (including the Exhibits and Annexes thereto) the relating to the purchase of Units.

“Original LLC Agreement” means the Limited Liability Company Agreement of Ensemble Acquisition LLC, dated as of October 11, 2005.

“Ownership Percentage” means, with respect to any Management Member, the percentage obtained by multiplying 100 by an amount equal to (i) the number of Class A Common Units owned by such Management Member divided by (ii) the number of outstanding Class A Common Units (other than Class A Common Units owned by the Company or any of its Subsidiaries).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Preferential Return Value” means the aggregate dollar amount that would be necessary to be distributed to the holders of Class A Common Units so that the value of all distributions made by the Company with respect to the Class A Common Units equals two times the Invested Capital with respect to the Class A Common Units.

“Pre-Emptive Rights Holders” shall have the meaning specified in Section 6.2(a).

“Public Offering” means a public offering of equity securities in the Company or any successor thereto or any Subsidiary of the Company pursuant to a registration statement declared effective under the Securities Act.

“Public Security FMV”, means, with respect to any equity security of the Company which has been the subject of a Qualified IPO, the arithmetic mean of the high and low prices per security as reported on such date on the composite tape of the principal national securities exchange on which such securities are listed or admitted to trading, or, if no composite tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such securities are listed or admitted to trading, or, if the securities are not listed or admitted on a national securities exchange, the arithmetic mean of the per security closing bid price and per security closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted) (the “NASDAQ”), or, if no sale of securities shall have been reported on such composite tape or such national securities exchange on such date or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of the securities have been so reported or quoted shall be used to calculate the Public Security FMV.

“Qualified IPO” shall mean an initial Public Offering that results in gross proceeds of at least $100 million.

“Register” shall have the meaning set forth in Section 5.4(b).

“Registrable Securities” means all Class A Common Units and any Securities into which the Class A Common Units may be converted or exchanged for pursuant to Section 7.1 or pursuant to any merger, consolidation, sale of all or any part of its assets, corporate conversion or other extraordinary transaction held by a Holder (whether now held or hereafter acquired, and including any such Securities received by a Holder upon the conversion or exchange of, or pursuant to such a transaction with respect to, other Units held by such Holder). As to any Registrable Securities, such Securities will cease to be Registrable Securities when:

(i) a registration statement covering such Registrable Securities has been declared effective and such Registrable Securities have been disposed of pursuant to such effective registration statement;

(ii) such Registrable Securities shall have been sold pursuant to Rule 144 or 145 (or any similar provision then in effect) under the Securities Act;

(iii) such Registrable Securities may be sold pursuant to Rule 144 or 145 (or any similar provision then in effect) under the Securities Act, without reporting obligations or restriction as to volume; or

(iv) such Registrable Securities cease to be outstanding.

“Registration Expenses” means any and all expenses incident to the performance by the Company of its obligations under Article XV, including:

(i) all SEC, stock exchange, or NASD registration and filing fees (including, if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in Rule 2720 of the NASD, and of its counsel);

(ii) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities);

(iii) all printing, messenger and delivery expenses;

(iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or NASD and all rating agency fees;

(v) the reasonable fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or “cold comfort” letters required by or incident to such performance and compliance;

(vi) any fees and disbursements of underwriters customarily paid by the issuers or sellers of Securities, including liability insurance if the Company so desires or if the underwriters so require, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any;

(vii) the reasonable fees and out-of-pocket expenses of not more than one law firm (as selected by the holders of a majority of the Registrable Securities included in such registration) incurred by all the Holders in connection with the registration;

(viii) the costs and expenses of the Company relating to analyst and investor presentations or any “road show” undertaken in connection with the registration and/or marketing of the Registrable Securities (including the reasonable out-of-pocket expenses of the Holders); and

(ix) any other fees and disbursements customarily paid by the issuers of securities.

“Representatives” shall have the meaning specified in Section 3.2(a).

“ROFR Period” shall have the meaning specified in Section 5.5(a).

“SEC” means the Securities and Exchange Commission or any successor agency.

“Securities” means capital stock, limited partnership interests, limited liability company interests, beneficial interests, warrants, options, notes, bonds, debentures, and other securities, equity interests, ownership interests and similar obligations of every kind and nature of any Person.

“Securities Act” means the Securities Act of 1933, as amended.

“Services” means a Management Member’s employment if the Management Member is an employee of the Company or any of its Affiliates.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which: (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, Representatives or trustees thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (ii) if a limited liability company, partnership, association or other business entity, a majority of the total voting power of stock (or equivalent ownership interest) of the limited liability company, partnership, association or other business entity is at the time owned or Controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or Control the managing director or general partner of such limited liability company, partnership, association or other business entity.

“Termination Event” shall have the meaning specified in Section 6.1(a).

“Transfer” (including its correlative meanings, “Transferor” and “Transferee”) shall mean, with respect to any security, directly or indirectly, to sell, contract to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any economic, voting or other rights in or to such security. When used as a noun, “Transfer” shall have such correlative meaning as the context may require.

“Transferring Member” shall have the meaning specified in Section 5.5(a).

“Treasury Regulations” means the final or temporary regulations that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code, and any successor regulations.

“Unit” shall have the meaning specified in the Recitals. Units may be issued in different classes and in whole and fractional numbers.

“Unit Certificates” shall have the meaning set forth in Section 5.4(a).

“Unvested Units” shall mean, as of the date of any determination, with respect to the Equity Incentive Units held by a Management Member, any such Equity Incentive Units that are not Vested Units.

“Vested Units” shall mean (1) as of the date of any determination, with respect to each class of Equity Incentive Units held by a Management Member, the number of Equity Incentive Units of such class held by such Management Member that have vested pursuant to the terms of the applicable Award Agreement of such Management Member and (2) all Class A Common Units.

Section 15.2. Other Definitional Terms; Interpretation.

(a) The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(b) The headings in this Agreement are included for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation of this Agreement.

(c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(d) The words “include”, “includes” or “including” when used in this Agreement shall be deemed to be followed by the words “without limitation”.

ARTICLE XVI

MISCELLANEOUS

Section 16.1. Assignment and Binding Effect. Except pursuant to Transfers of Units in accordance with this Agreement, neither the Company nor any Member shall assign all or any part of this Agreement without the prior written consent of the Company and Parent. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties permitted hereunder.

Section 16.2. Notices. Any notice, demand, request, waiver, or other communication under this Agreement shall be personally served in writing, shall be deemed to have been given on the date of service, and shall be addressed as follows:

To the Company:	c/o Blackstone Management Associates IV L.L.C. 345 Park Avenue New York, New York 10154 Attention: Neil Simpkins Fax: (212) 583-5257

With copies to:	Team Health Holdings, L.L.C. 1900 Winston Road Suite 300 Knoxville, TN 37919 Attention: Lynn Massingale, M.D. Fax: (865) 539-8030

Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017 Attention: William Dougherty Fax: (212) 455-2502

To Parent:	c/o The Blackstone Group 345 Park Avenue, 31st Floor New York, NY 10154 Attention: Neil Simpkins Fax: (212) 583-5257

With a copy to:	Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017 Attention: William Dougherty Fax: (212) 455-2502

To Any Management Member:	c/o Team Health Holdings, L.L.C. 1900 Winston Road Suite 300 Knoxville, TN 37919 Attention: Lynn Massingale, M.D. Fax: (865) 539-8030

Section 16.3. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES WHICH WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b) The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 16.2 shall be deemed effective service of process on such party.

(c) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 16.4. Entire Agreement. This Agreement sets forth the entire understanding and agreement of the parties hereto and supersede any and all other understandings, term sheets, negotiations or agreements between the parties hereto relating to the subject matter of this Agreement.

Section 16.5. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute a single agreement.

Section 16.6. Severability. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provision of this Agreement, but this Agreement shall be construed in a manner which, as nearly as possible, reflects the original intent of the parties.

Section 16.7. Amendment and Modification. This Agreement may only be modified or amended in writing by a majority of the Representatives. Notwithstanding anything to the contrary in this Section 16.7, any modification or amendment of this Agreement which is materially adverse to the economic interests of the Management Members shall require the agreement of Management Members holding Units representing a majority of the Fair Market Value represented by all Units held by all Management Members at such time. For the avoidance of doubt, no consent pursuant to this Section 16.7 shall be required in connection with any amendment or revision to Schedule A hereto or to the Company’s records referred to in Section 2.1(b).

Section 16.8. Waiver. Any party hereto may: (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party granting such waiver but such waiver or failure to insist upon strict compliance with such representation or warranty, obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or future failure.

Section 16.9. Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto will use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations, to consummate and make effective the provisions of this Agreement.

Section 16.10. Sections, Exhibits. References to a section are, unless otherwise specified, to one of the sections of this Agreement and references to an “Exhibit” or “Schedule” are, unless otherwise specified, to one of the exhibits or schedules attached to this Agreement.

Section 16.11. Specific Enforcement. The Members and the Company acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they may be entitled at Law or in equity.

Section 16.12. Successors. Except as otherwise expressly provided in this Agreement, Transferees receiving Units in compliance with the terms of this Agreement are entitled to all of the rights and subject to all of the obligations of the transferor hereunder from whom they received their Units regardless of whether the Agreement elsewhere so expressly provides.

Section 16.13. Computation of Time. In computing any period of time under this Agreement, the day of the act, event or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is a Saturday, Sunday or legal holiday, in which event the period shall run until the end of the next day which is not a Saturday, Sunday or legal holiday.

Section 16.14. Liability for Debts of the Company; Limited Liability.

(a) Except as otherwise provided in the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member.

(b) Except as otherwise expressly required by Law, a Member, in its capacity as such, shall have no liability to the Company, any other Member or to the creditors of the Company in excess of such Member’s Capital Contribution and other payments required to be made by such Member under this Agreement.

(c) An individual Member may also be an employee, agent, officer or director of the Company or any Subsidiary of the Company. The existence of these relationships and acting in such capacities shall not affect the liability of the individual Member so existing or acting.

Section 16.15. No Right of Partition. No Member shall have the right to seek or obtain partition by court decree or operation of Law of any Company property, or the right to own or use particular or individual assets of the Company.

Section 16.16. Power of Attorney.

(a) Each Member hereby constitutes and appoints each Representative and the Liquidator, with full power of substitution, as such Person’s true and lawful agent and attorney in fact, with full power and authority in such Person’s name, place and stead, to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices: (i) this Agreement, all certificates and other instruments and all amendments thereof in accordance with the terms hereof which the Board deems appropriate or necessary to form, qualify, or continue the qualification of, the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (ii) all instruments which the Board deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (iii) all conveyances and other instruments or documents which the Board deems appropriate or necessary to reflect the dissolution of the Company pursuant to the terms of this Agreement, including a certificate of cancellation; and (iv) all instruments relating to the admission, withdrawal or substitution of any Member pursuant to the terms hereof.

(b) The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive and not be affected by the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Member and the Transfer of all or any portion of such Member’s Units and shall extend to such Member’s heirs, successors, assigns and personal representatives.

Section 16.17. Title to Company Assets. Company assets shall be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Legal title to any or all Company assets may be held in the name of the Company, the Board or one or more nominees, as the Board may determine. The Board hereby declares and warrants that any Company assets for which legal title is held in its name or the name of any nominee shall be held in trust by the Board or such nominee for the use and benefit of the Company in accordance with the provisions of this Agreement. All Company assets shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such Company assets is held.

Section 16.18. Creditors. None of the provisions of this Agreement shall be for the benefit of or, to the fullest extent permitted by Law, enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Company profits, losses, distributions, capital or property other than as a secured creditor.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

ENSEMBLE ACQUISITION LLC

By:	/s/ Michael Dal Bello
Name:	Michael Dal Bello
Title:	Manager

[Signature Page to LLC Agreement]

Members:

ENSEMBLE PARENT LLC

By:	/s/ Michael Dal Bello
Name:	Michael Dal Bello
Title:	Manager

[Signature Page to LLC Agreement]

Schedule A

As of November 22, 2005

Members

Name and Address	Capital Contribution	Number and Class of Units	Taxpayer ID No.
Ensemble Parent LLC c/o Blackstone Management Associates IV L.L.C. 345 Park Avenue New York, New York 10154	$58.92	1

Management Members

Name and Address	Capital Contribution	Number and Class of Units	Taxpayer ID No.

	Retained Units: Dollars: $	Exchange Units: Other Class A Common Units: Class B Common Units: Class C Common Units:

EXHIBIT A

FORM OF CONSENT OF SPOUSE1

Reference is made to the Amended and Restated Limited Liability Company Agreement of                     , dated as of November     , 2005 (the “Agreement”), under which                      is a “Management Member” (as defined therein) (the “Management Member”), as the same may be subsequently modified, supplemented or amended in accordance with its terms. Capitalized terms used but not otherwise defined herein will have the meanings set forth in the Agreement.

The undersigned is the spouse of the Management Member and hereby acknowledges that s/he has read the attached Agreement and knows its content. The undersigned is aware that by its provisions, his/her spouse agrees to sell all or a portion of his/her Units, whether now owned or later acquired, including his/her community property interest therein, if any, upon the occurrence of certain events. The undersigned hereby consents to the sale, approves the provisions of the Agreement, and agrees that those securities and his/her interest in them, if any, are subject to the provisions of the Agreement and that s/he will take no action at any time to hinder operation of the Agreement on those securities or his/her interest, if any, in them, and, to the extent required, will take any further action that is necessary to effectuate the provisions of the Agreements.

Name:

[1]	We expect every Management Member who is resident of one of the community property states (Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington and Wisconsin) to have his/her spouse, if any, execute and deliver this consent as of the date such Management Member becomes a party to the Agreement.

EXHIBIT B

THE LIMITED LIABILITY COMPANY UNITS REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE LIMITED LIABILITY COMPANY UNITS ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE LIMITED LIABILITY COMPANY UNITS MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE LIMITED LIABILITY COMPANY UNITS REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO CERTAIN TRANSFER AND OTHER RESTRICTIONS SET FORTH IN THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, DATED AS OF NOVEMBER __, 2005, AND OTHER AGREEMENTS AMONG THE ISSUER AND CERTAIN OF ITS MEMBERS, AS THEY MAY BE AMENDED FROM TIME TO TIME, AND, AMONG OTHER THINGS, MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH SUCH TRANSFER RESTRICTIONS. COPIES OF SUCH AGREEMENTS ARE ON FILE WITH THE SECRETARY OF THE ISSUER AND ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF THE AFORESAID AGREEMENTS.

CERTIFICATE FOR CLASS     UNITS OF

Certificate Number:	Number of Units:

[Ensemble Acquisition LLC] [Team Health Holdings, L.L.C.], a Delaware limited liability company (the “Company”), hereby certifies that                              (the “Holder”) is the registered owner of          Class          Units of the Company. This certificate (the “Certificate”) shall constitute a security governed by Article 8 of the Delaware Uniform Commercial Code-Investment Securities (Delaware Code Title 6: §8-101, seq.) The rights, powers, preferences, restrictions and limitations of the Class          Units are set forth in, and this Certificate and the Class              Units hereby represented are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Limited Liability Company Agreement of the Company, dated as of September 23, 2004, as the same may be amended from time to time (the “LLC Agreement”). By acceptance of this Certificate, and as a condition to being entitled to any rights and/or benefits with respect to the Class              Units evidenced hereby, a registered holder hereof (including any registered transferee hereof) is deemed to have agreed, to comply with and be bound by all terms and conditions of the LLC Agreement. The Company will furnish a copy of such LLC Agreement to each member of the Company without charge upon written request to the Company at is principal place of business or registered office, as the case may be.

Date:                     , 200

[ENSEMBLE ACQUISITION LLC]
[TEAM HEALTH HOLDINGS, L.L.C.]

By:
Name:
Title:

EXHIBIT C

ELECTION TO INCLUDE UNITS IN GROSS

INCOME PURSUANT TO SECTION 83(b) OF THE

INTERNAL REVENUE CODE

The undersigned purchased and/or granted units (the “Units”) of              (the “Company”) on                          , 200[  ]. The undersigned desires to make an election to have the Units taxed under the provision of Section 83(b) of the Internal Revenue Code of 1986, as amended (“Code §83(b)”), at the time the undersigned purchased the Units.

Therefore, pursuant to Code §83(b) and Treasury Regulation §1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Units (described below), to report as taxable income for calendar year              the excess, if any, of the Units’ fair market value on                          , 200[  ] over the purchase price thereof.

The following information is supplied in accordance with Treasury Regulation §1.83-2(e):

1. The name, address and social security number of the undersigned:

_______________________
_______________________
_______________________
SSN:____________________

2. A description of the property with respect to which the election is being made:              Class A Common Units,              Class B Common Units and              Class C Common Units.

3. The date on which the property was transferred:                          , 200[  ]. The taxable year for which such election is made: calendar year             .

4. The restrictions to which the property is subject: The Class B Common Units and Class C Common Units subject to a time-based vesting schedule, as set forth the award agreement between the Company and the undersigned, dated as of                          , 200[  ] (the “Award Agreement”). If the undersigned ceases to be employed by the Company or any of its Subsidiaries prior to the vesting of the Class B Common Units and Class C Common Units, such Units shall be forfeited in accordance with the terms of the Award Agreement without any payment therefor (other than reimbursement of any taxes theretofore paid by such Management Member as a result of, and which are directly attributable to, the grant of such Units to such Management Member to the extent provided and in accordance with the terms of the relevant Award Agreement). The Units are also subject to transfer restrictions.

5. The aggregate fair market value on                          , 200[  ] of the property with respect to which the election is being made, determined without regard to any lapse restrictions: $            (i.e., $             for              Class A Common Units, $             for              Class B Common Units and $             for              Class C Common Units).

6. The aggregate amount paid for such property: $             (i.e., $             for              Class A Common Units, $             for              Class B Common Units and $             for              Class C Common Units).

7. A copy of this election has been furnished to the Secretary of the Company pursuant to Treasury Regulations §1.83-2(e)(7).

Dated: , 200[ ]
[Name]